UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
FORGE GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Forge Global Holdings, Inc.
4 Embarcadero Center, Floor 15
San Francisco, CA 94111

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2024

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Forge Global Holdings, Inc. (the "Company" or "Forge"), a Delaware corporation, will be held on June 12, 2024, commencing at 8:00 a.m. (Pacific Time), virtually at www.virtualshareholdermeeting.com/FRGE2024, for the following purposes, as more fully described in our proxy statement:

1.to elect the Class II director nominees named in the proxy statement, each to serve on our Board of Directors (the “Board”) for a three-year term and until their respective successors are duly elected and qualified;

2.to conduct a non-binding advisory vote regarding the compensation of our named executive officers;

3.to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and

4.to transact other business as may properly come before the meeting or any adjournment of the meeting.

This year’s Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting online and submit written questions during the meeting by visiting www.virtualshareholdermeeting.com/FRGE2024. You will need the 12-digit control number, which is located on your proxy card, to attend the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. On or about April 25, 2024, we will mail a Notice of Internet Availability (the "Notice") to our stockholders instead of paper copies of our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2023 ("Annual Report"). The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, Annual Report, and proxy card.

The Board has fixed the close of business on April 16, 2024 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of our common stock at the close of business on such record date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholders, for any purpose relevant to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at our principal executive offices at 4 Embarcadero Center, Floor 15, San Francisco, CA 94111.

We hope that you will join us at the Annual Meeting. We appreciate your continued support of Forge.

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YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Annual Meeting, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. Your vote is important regardless of the number of shares you own.

If your shares are registered in your name, you may vote your shares on the Internet by visiting www.proxyvote.com, by telephone, or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by the Internet or telephone and then decide to vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in the name of a broker, bank, or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary.

By Order of the Board of Directors,

Patrick Sellers
Corporate Secretary

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2024

The Notice, proxy statement, and our Annual Report will all be available on our website at https://ir.forgeglobal.com/financials/sec-filings on or about April 25, 2024. Additionally, in accordance with the SEC rules, you may access our proxy materials at www.proxyvote.com.
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QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

A: What is the date, time and place of the Annual Meeting?

Our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on June 12, 2024, beginning at 8:00 a.m. (Pacific Time). Stockholders who own shares of our common stock as of the record date, April 16, 2024 (the “Record Date”), are entitled to vote at the Annual Meeting. This year’s Annual Meeting will be a virtual meeting conducted via live webcast and can be attended by visiting www.virtualshareholdermeeting.com/FRGE2024. The online meeting will begin promptly at 8:00 a.m. (Pacific Time). We encourage you to access the Annual Meeting 15 minutes prior to the start time, leaving ample time for the check in and to ensure that you can hear audio. Technicians will be available to assist you with any technical difficulties you may have accessing the website of the Annual Meeting or during the Annual Meeting. Technical support will be available 15 minutes prior to the start of the Annual Meeting.

Q: Why did I receive these materials?

The proxy materials for our Annual Meeting include the Notice of Internet Availability (the "Notice"), this proxy statement, and our Annual Report on Form 10-K for the year ended December 31, 2023 ("Annual Report"). If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.

Q: Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?

As permitted by SEC rules, we are making this proxy statement and our Annual Report available to our stockholders electronically via the Internet instead of a paper copy of the proxy materials. The Notice contains instructions on how to access this proxy statement and our Annual Report and vote online. The Notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

Q: Can I access the proxy materials electronically?

Yes. Your Notice, proxy card or voting instruction card will contain instructions on how to:

1.view our proxy materials for the Annual Meeting on the Internet; and

2.instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxyvote.com.

Instead of receiving a Notice or copies of our future annual reports, proxy statements, and proxy cards by mail, stockholders can elect to receive an email that will provide electronic links to our proxy materials and an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of printing and mailing documents to you and help conserve natural resources. If you elect to receive these materials by electronic delivery, you may change your election at any time.

Q: Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 180,410,471 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on the following proposals:

1.to elect the Class II director nominees named in the proxy statement, each to serve on our Board for a three-year term and until their respective successors are duly elected and qualified;

2.to hold an advisory vote regarding the compensation of our named executive officers;

3.to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and

4.to transact other business as may properly come before the meeting or any adjournment of the meeting.

Q: How does the Board recommend I vote on these matters?

The Board recommends you vote:

1.FOR the election of Asiff Hirji, Eric Leupold, and Larry Leibowitz as Class II directors, each to serve on our Board for a three-year term and until their respective successors are duly elected and qualified;

2.FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement; and

3.FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Q: How can I attend the virtual Annual Meeting?

The Annual Meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/FRGE2024 and providing your control number. This number is included in the notice or on your proxy card.

If you hold your position through a bank, broker, or other nominee and would like to join the meeting and vote or ask a question, you will need to supply them with a legal proxy at least 72 hours in advance of the Annual Meeting. Please follow the instructions from your bank, broker, or other nominee on how to obtain a legal proxy. You may not vote your shares via the Internet at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer, or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the Annual Meeting, but will not be able to ask questions or vote at the meeting.

Q: How can I submit a question during the Annual Meeting?

If you want to submit a question or make a comment during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FRGE2024 with a valid control number, type your question into the “Ask a Question” field, and click “Submit.” Questions and comments submitted via the virtual meeting platform that are pertinent to Annual Meeting matters will be addressed during the meeting. Questions and comments that are not pertinent to Annual Meeting matters or that are not addressed during the meeting due to time constraints will be addressed after the meeting by our investor relations department. Questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by stockholders generally, or use blatantly offensive language may be ruled out of order.

Q: Why is the Annual Meeting virtual only?

A virtual Annual Meeting enables stockholders to attend and participate from any location around the world and provides for cost savings to the Company and our stockholders.

Q: What constitutes a quorum?

On the Record Date, the Company had 180,410,471 shares of common stock outstanding and entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each holder of common stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum at the Annual Meeting. In accordance with Delaware law, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Q: How do I cast my vote?

Beneficial Stockholders. If you hold your shares through a broker, bank, or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank, or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder. As indicated above, if you hold your position through a bank, broker, or other nominee and would like to join the meeting and vote or ask a question, you will need to supply them with a legal proxy at least 72 hours in advance of the Annual Meeting. Please follow the instructions from your bank, broker, or other nominee on how to obtain a legal proxy.

Registered Stockholders. If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet, or vote by proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

•TO VOTE DURING THE ANNUAL MEETING: To vote during the live webcast of the Annual Meeting, you must first log into the meeting portal at www.virtualshareholdermeeting.com/FRGE2024, enter your name, e-mail address, and valid control number. Upon completing your registration, you will have access to the Annual Meeting portal where you can submit a question or vote during the meeting. Stockholders will be able to access the Annual Meeting platform beginning at 7:45 a.m. (Pacific Time) on June 12, 2024 at www.virtualshareholdermeeting.com/FRGE2024.

•TO VOTE BY PHONE: To vote by telephone, dial toll-free (800) 690-6903 using any touch-tone telephone and follow the recorded instructions. Please have your proxy card available when you call.

•TO VOTE BY INTERNET: To vote through the Internet, please visit www.proxyvote.com or follow the instructions on your proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (Eastern Time) on June 11, 2024.

Q: How may I change or revoke my proxy?

Beneficial Stockholders. Beneficial stockholders should contact their broker, bank, or other nominee for instructions on how to change their proxy vote.

Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise by:

1.delivering written notice of revocation to our Corporate Secretary at our principal executive offices at 4 Embarcadero Center, Floor 15, San Francisco, CA 94111;

2.submitting another proxy that is dated later than the original proxy (including a proxy via telephone or the Internet); or

3.voting via the Internet at the Annual Meeting.

Q: What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank, or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary voting authority on the matter or the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Proposal 3 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding such proposal, your broker will be permitted to exercise discretionary voting authority to vote your shares on such proposal. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 or Proposal 2.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

Proposal 1–Election of Class II Directors. A plurality of the votes cast by the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting is required to elect each of the Class II director nominees named herein. You may vote “FOR” or “WITHHOLD” with respect to each of the nominees. Withheld votes and broker non-votes will have no effect on the outcome of this proposal.

Proposal 2–Non-binding, Advisory Vote to Approve the Compensation of Our Named Executive Officers. The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. The proposal must receive more 'FOR" votes than votes "AGAINST." You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 3–Approval of the Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm. Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting. The ratification of Ernst & Young LLP must receive more "FOR" votes than votes "AGAINST." You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Q: When will the results of the vote be announced?

The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q: What is the deadline for submitting a stockholder proposal or director nomination for next year's annual meeting?

Stockholder proposals pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2025 annual meeting of stockholders, to be held in 2025 (the “2025 Annual Meeting”), must be received by the Company at its principal executive offices at 4 Embarcadero Center, Floor 15, San Francisco, CA 94111 no later than the close of business on December 29, 2024.

Stockholders wishing to make a director nomination or bring a proposal before the 2025 Annual Meeting (but not include it in the Company’s proxy materials) must provide written notice of such nomination or proposal to our Corporate Secretary at the Company’s principal executive offices no later than the close of business on March 14, 2025 and not earlier than the close of business on February 12, 2025, assuming the Company does not change the date of the 2025 Annual Meeting by more than 30 days before or more than 60 days after the anniversary of the 2024 Annual Meeting. If the 2025 Annual Meeting is held more than 30 days before or more than 60 days after the anniversary of the 2024 Annual Meeting, such notice must be provided no later than the close of business on the later of the 90th day prior to the scheduled date of the 2025 Annual Meeting or the 10th day following the Company’s public announcement of the date of the 2025 Annual Meeting and not earlier than the close of business on the 120th day prior to the scheduled date of the 2025 Annual Meeting. Any stockholder proposal or director nomination must comply with the provisions of the Company’s bylaws and be submitted in writing to our Corporate Secretary at the Company’s principal executive offices. Additionally, under Rule 14a-4 promulgated under the Exchange Act, if a stockholder fails to notify the Company of a proposal at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act..

Q: What if I hold my shares in street name?

If you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. If your broker exercises this discretion, your shares will be counted as present for purposes of determining the presence of a quorum at our Annual Meeting and will be voted in the manner directed by your broker on Proposal 3 to ratify Ernst & Young LLP as our independent registered public accounting firm, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting. On all other proposals, your broker is not permitted to vote your shares without your instructions and uninstructed shares are considered broker non-votes. Accordingly, a broker non-vote will not be counted in determining the outcome of the vote on these matters. If your shares are held by a broker, the broker will ask you how you want to vote your shares. Therefore, it is important that you give instructions to your broker as to how to vote your shares.

Q: If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you submit the enclosed proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. If you hold your shares in street name, you may vote your shares in person only if you obtain a legal proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares. You may also vote online by following the instructions provided on the proxy card. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the Annual Meeting as described above so that your vote will be counted if you later decide not to attend the meeting.

Q: What is householding?

If you and other residents at your mailing address own shares of common stock in street name, your broker, bank, or other nominee may have sent you a notice that your household will receive only one Annual Report, Notice, and proxy statement. This procedure is known as “householding” and is intended to reduce the volume of duplicate information stockholders receive and also reduce our printing and postage costs. If you consented or were deemed to have consented to householding, your broker, bank, or other nominee may send one copy of our Annual Report, Notice, and proxy statement to your address for all residents that own shares of common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank, or other nominee. If you are receiving multiple copies of our Annual Report, Notice, and proxy statement, you may be able to request householding by contacting your broker, bank, or other nominee.

If you wish to request extra copies free of charge of our Annual Report or proxy statement, please send your request in writing to the Company at its principal executive offices at 4 Embarcadero Center, Floor 15, San Francisco, CA 94111, Attention: Investor Relations or by email at IR@forgeglobal.com.

Q: Who is soliciting the proxies and who pays the costs?

Your proxy is being solicited by the Board. All expenses associated with this solicitation will be borne by us. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to our stockholders but we will not pay any compensation for their services.

Proxies may be solicited on our behalf by telephone or through other means by our directors, officers, and other employees who will receive no additional compensation therefor.

PROPOSAL 1 – ELECTION OF DIRECTORS

Following the recommendation by the Nominating and Corporate Governance Committee, the Board recommends that the nominees below, each a current Class II director, be elected at the Annual Meeting for new terms extending until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Class	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Asiff Hirji	II	2022	2024	2027
Eric Leupold	II	2023	2024	2027
Larry Leibowitz	II	2024	2024	2027

For more information concerning the nominees, see “Board of Directors and Corporate Governance.” If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

Vote Required

A plurality of the votes cast by the shares of common stock entitled to vote, present, or represented by proxy at the Annual Meeting is required to elect each of the Class II director nominees named herein. A plurality means that the nominees receiving the highest number of affirmative "FOR" votes at the Annual Meeting will be elected as directors. You may vote “FOR” or “WITHHOLD” with respect to each of the director nominees. Withheld votes and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends that you vote “FOR” each of the director nominees.

PROPOSAL 2 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act generally requires each public company to include in its proxy statement a separate proposal subject to a non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution. In 2023, we held our first "say-on-pay" vote and we currently hold such vote annually.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in "Executive Compensation." This vote is not limited to any specific item of compensation or any specific named executive officer, but rather addresses the overall compensation of our named executive officers and our philosophy, policies, and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K.

The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company, the Compensation Committee, or the Board. However, we value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in our future decisions regarding the compensation of our named executive officers.

Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, the Company is providing stockholders with the opportunity to approve the following non-binding, advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K is hereby APPROVED.”

Vote Required

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. The proposal must receive more "FOR" votes than votes "AGAINST." You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board recommends a vote "FOR" the approval of the compensation of our named executive officers pursuant to a non-binding advisory vote.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the years ended December 31, 2023 and December 31, 2022 are described under “Independent Registered Public Accounting Firm” and “Audit Committee Report.”

Vote Required

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting. The ratification of Ernst & Young LLP must receive more "FOR" votes than votes "AGAINST." You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, have an opportunity to make a statement, and be available to respond to appropriate questions from our stockholders.

If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2024.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is comprised of eight directors. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age and other information for each member of our Board as of April 25, 2024:

Name	Class	Age	Position	Director Since	Current Term Expires
Kimberley Vogel	I	56	Director	2022	2026
Debra Chrapaty	I	63	Director	2023	2026
Asiff Hirji	II	57	Director	2022	2024
Eric Leupold	II	43	Director	2023	2024
Larry Leibowitz	II	63	Director	2024	2024
Kelly Rodriques	III	60	Director and Chief Executive Officer	2022	2025
Blythe Masters	III	55	Director	2022	2025
Ashwin Kumar	III	57	Director	2022	2025

We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be comprised of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy, and strategic planning. Additionally, we desire that the Board include members that have specific knowledge related to our industry.

The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, skills, and experience in the context of the needs of the Board. In addressing issues of diversity, the Nominating and Corporate Governance Committee considers a nominee’s diversity of background and experience, inclusive of gender, race, ethnicity, age, gender identity, gender expression, and sexual orientation. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee, and carefully considers this when determining Board composition. The Nominating and Corporate Governance Committee requires certain minimum qualifications to be satisfied by any nominee for a position on the Board: 1) high standards of personal and professional ethics and integrity, 2) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, 3) skills that are complementary to those of the existing directors on the Board, 4) the ability to assist and support management and make significant contributions to the Company’s success, and 5) an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications for our Board set forth in the Company’s Nominating and Corporate Governance Committee charter and the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance experience, integrity, risk management experience, and sound business judgment. Finally, the director biographies below include a non-exhaustive description of other key experiences and qualifications that further qualify each individual to serve on the Board. These collective qualities, skills, experiences, and attributes are essential to our Board’s ability to exercise its oversight function for the Company and our stockholders, and guide the long-term sustainable, dependable performance of the Company.

Subject to any earlier resignation or removal in accordance with the terms of our certificate of incorporation and bylaws, our Class I directors will serve until our 2026 annual meeting of stockholders, our Class II directors will serve until the Annual Meeting, and our Class III directors will serve until our 2025 Annual Meeting. In addition, our certificate of incorporation provides that directors may be removed only with cause upon the affirmative vote of at least two-thirds of our outstanding shares of stock entitled to vote thereon.

When filling a vacancy on the Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process is used for all candidates, including candidates recommended by stockholders.

Our Board Diversity

The Nominating and Corporate Governance Committee identifies, reviews, and makes recommendations of candidates to serve on our Board, and considers director qualifications that include, without limitation, diversity factors such as race, ethnicity, gender, differences in professional background, education, age, and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. The following chart provides summary information about the demographic makeup of our Board:

	Female	Male
Total Number of Directors	8
Demographic Identity
Asian		2
Hispanic or Latinx		1
White	2	2
LGBTQ+	1

Director Nominees

Asiff Hirji has served as a member of our Board since June 2022. He was previously a member of the board of directors of Forge Global, Inc. from November 2019 until the closing of our business combination with Motive Capital Corp in March 2022. Mr. Hirji has served as the President of MoonPay, a cryptocurrency company, since January 2023, and previously served as the President of Figure Technologies, Inc., a blockchain-based home equity lender, from January 2020 until December 2022. Prior to joining Figure, from November 2017 to June 2019, Mr. Hirji served as President and Chief Operating Officer of Coinbase, Inc., a cryptocurrency company, where he helped significantly grow the company’s revenue and valuation. Prior to Coinbase, Mr. Hirji was an Operating Advisor with Andreessen Horowitz, a venture capital firm, from October 2016 to December 2017, Chief Restructuring Officer of Hewlett Packard Inc., an information technology company, from November 2014 to March 2017, a Partner at TPG Capital, a private equity firm, from April 2007 to December 2013 and served as President and Chief Operating Officer of TD Ameritrade, a provider of investment and trading services, from July 2002 to October 2006. Mr. Hirji has also served on a number of public and private boards of directors, including Citrix Systems, a cloud computing and virtualization technology company, from May 2006 to July 2015, Advent Software, an automation and workflow software company, from September 2011 to July 2015, Saxo Bank A/S, an investment bank, from December 2010 to September 2018, and Lefteris Acquisition Corp., a special purpose acquisition company, from October 2020 to present. Mr. Hirji has served as an Advisory Board Member for Nubank (Nu Pagamentos S.A.), a financial technology company, since December 2019. Mr. Hirji received a B.S. in Computer Science from the University of Calgary and a MBA from Ivey Business School at Western University. We believe Mr. Hirji is well qualified to serve on our Board due to his expertise in the information technology, investment, and financial services sectors and his experience on boards of directors of other companies and organizations.

Eric Leupold has served as a member of our Board since November 2023. Mr. Leupold has served as the Managing Director of the Cash Market division of Deutsche Börse AG since September 2021. He previously served in various other roles with Deutsche Börse AG for over 10 years, most recently as Head of Group Venture Portfolio Management from June 2019 to September 2021, Deputy Head of New Markets from August 2018 to May 2019, and Head of Pre-IPO and Capital Markets from April 2016 to August 2018. Mr. Leupold also served on the board of directors of Forge Global, Inc. from July 2021 until the closing of our business combination with Motive Capital Corp in March 2022. He received a degree in Economics and Informatics from the University of Applied Sciences Mittelhessen. We believe Mr. Leupold is well qualified to serve on our Board due to his expertise in the investment and financial services sectors.

Larry Leibowitz has served as a member of our Board since March 2024. Since January 2022, Mr. Leibowitz has served as Chief Executive Officer of Entrypoint Capital, a quantitative investment management firm. Prior to this, he held leadership positions at multiple other companies in the investment space, including as Chief Operating Officer, Head of Global Equities Markets and member of the board of directors of NYSE Euronext from 2007 to 2013, Chief Operating Officer of Americas Equities at UBS from 2004 to 2007, Co-Chief Executive Officer of Schwab-Soundview Capital Markets from 2001 to 2004, and Chief Executive Officer of Redibook ECN from 1999 to 2002. Mr. Leibowitz has also served on the board of directors of Enfusion Inc. (NYSE: ENFN), a software provider in the investment management industry, since October 2021, and the special purpose acquisition companies Concord Acquisition Corp II (NYSE: CNDA) and Concord Acquisition Corp III (NYSE: CNDB) since June 2021. He has also served on the board of directors of XCHG Xpansiv, an intelligent commodities exchange focusing on renewable energy products, since June 2019, and is on the board of directors of various other private companies in the financial technologies, asset management, and digital law businesses. Mr. Leibowitz received an A.B. in Economics from Princeton University. We believe Mr. Leibowitz is well qualified to serve on our Board due to his expertise in the investment and financial services sectors, as well as his experience on boards of directors of other companies and organizations.

Continuing Directors

Class I Directors

Kimberley Vogel has served as a member of our Board since March 2022. Ms. Vogel has been a director of Trico Bancshares and Tricounties Bank since February of 2020 and is currently Chair of its Audit Committee, and a member of its Cyber Risk and Information Technology Committee and Compensation and Management Succession Committee. Ms. Vogel has been a director of TriplePoint Venture Growth BDC Corp. and a member of its Audit Committee, Valuation Committee, Compensation Committee, and Nominating and Corporate Governance Committee since December 2021. She was President, Co-Founder, and Board Director of BaseVenture Investing, Inc. from 2014 to 2019, serving as Transitional President in 2019 after the company was sold to Fidelity National Information Services, Jacksonville, Florida (FIS). From 2005 to 2014, she was the Chief Financial Officer at mFoundry. She was the Chief Financial Officer of Semaphore Partners from 1998 to 2003. She was previously a Vice President and Senior Equity Research Analyst at Montgomery Securities (Bank of America Securities) from 1995 to 1998. She served as a Senior Financial Auditor at Sutter Health Systems from 1992 to 1993 and a Senior Accountant and Auditor at KPMG from 1989 to 1992. She was an adjunct professor and currently serves on the Board of Trustees of Saint Mary’s College of California. She is also a board member (ex-officio) and CFO of the Harvard Business School Association of Northern California. She received a MBA from Harvard Graduate School of Business and a B.S. in Accounting from Saint Mary’s College. Ms. Vogel is a Certified Public Accountant. We believe Ms. Vogel is well qualified to serve on our Board due to her financial acumen, her expertise in the financial, banking, and financial technology sectors, and her experience on the boards of other companies and organizations.

Debra Chrapaty has served as a member of our Board since April 2023. Since July 2022, she has served as the Chief Technology Officer of Toast, a restaurant technology and end-to-end cloud platform company, where she leads engineering, architecture, and infrastructure, including financial technology, platform and international services, developer productivity, and cloud. Ms. Chrapaty previously served as the VP and COO of Amazon Alexa from August 2020 to June 2022, leading product growth and monetization, third-party skills and devices, and international product expansion. Prior to this, she served in multiple leadership roles at Wells Fargo from April 2018 to August 2020, including as Chief Technology Officer. Ms. Chrapaty has also held multiple leadership positions for other well-known brands, including the National Basketball Association, E*TRADE, Microsoft, Cisco, and Zynga. Throughout her career, Ms. Chrapaty has also been a valued board member and advisor for many well-known companies. She received a BBA in Economics from Temple University, a MBA in Information Systems from New York University's Stern School of Business, and participated in the Director’s Consortium, a post-graduate education program for directors serving on public company boards at Stanford University. We believe Ms. Chrapaty is well qualified to serve on our Board due to her significant operational experience as an executive in the technology industry and her experience on the boards of other companies and organizations.

Class III Directors

Kelly Rodriques has served as CEO and a member of our Board since the closing of our business combination with Motive Capital Corp in March 2022, and has served in the same roles with Forge Global, Inc. since July 2018. Prior to Forge, Mr. Rodriques served as Chief Executive Officer of PENSCO Trust Company from March 2010 to September 2016. Since September 2016, he has been the Managing General Partner of Operative Capital, an early stage investor in financial technology companies. He was previously an Operating Partner at Ignition Growth Capital from October 2006 to January 2010, where he led the investment in mFoundry, a leading mobile banking software company. He served as the Chief Executive Officer of Totality from 2002 to 2006. He previously served as the Chief Executive Officer of Novo from 1994 to 2002. Mr. Rodriques received a B.S. in Education from California State University, Fresno. We believe Mr. Rodriques is well qualified to serve on our Board due to his deep industry knowledge and the experience he brings as our CEO.

Blythe Masters has served as a member of our Board since March 2022, and previously as Chief Executive Officer and a director of Motive Capital Corp until the closing of its business combination with Forge Global, Inc. in March 2022. Ms. Masters is an experienced financial services and technology executive and currently a Founding Partner at the private equity and venture capital firm Motive Partners. From March 2015 until December 2018, she was the Chief Executive Officer of Digital Asset Holdings. Ms. Masters was previously a senior executive at J.P. Morgan, which she left in 2014. Ms. Masters was a member of the Corporate & Investment Bank Operating Committee and the firm’s Executive Committee. Positions at J.P. Morgan included Head of Global Commodities, Head of Corporate & Investment Bank Regulatory Affairs, Chief Financial Officer of the Investment Bank, Head of Global Credit Portfolio and Credit Policy & Strategy, Head of North American Structured Credit Products, Co-Head of Asset Backed Securitization and Head of Global Structured Credit. Ms. Masters has held a number of board positions throughout her career. She currently serves on the board of directors of GCM Grosvenor, CAIS, and SymphonyAI, and is an advisory board member of the US Chamber of Digital Commerce, Figure Technologies, and SandboxAQ. She is a member of P.R.I.M.E. Finance (the Hague-based Panel of Recognized International Market Experts in Finance). She previously served on the board of directors of Credit Suisse Group from April 2021 to April 2023, including as chair of its Digital Transformation and Technology Committee and as member of its Governance and Nominations Committee, Compensation Committee, and Risk Committee, as chair of the board of directors of Santander Consumer USA Holdings from June 2015 to July 2016, as chair of the board of Phunware from December 2019 to April 2021, and as board member of A.P. Moller Maersk from March 2020 to March 2022. She is the former chair of the Global Financial Markets Association (GFMA), having served on this board from 2009 to 2014, former chair of the Securities Industry and Financial Markets Association (SIFMA) having served on this board from 2004 to 2014, and former chair of the Linux Foundation’s Hyperledger project (having served on this board from March 2016 to December 2018). Ms. Masters received a B.A. in Economics from the University of Cambridge. We believe Ms. Masters is well qualified to serve on our Board due to her expertise in the financial, banking, and financial technology sectors and her experience on the boards of other companies and organizations.

Ashwin Kumar has served as a member of our Board since March 2022. Mr. Kumar is an industry partner at Motive Partners, which he joined in 2021. Prior to joining Motive Partners, from 2018 to 2021, Mr. Kumar was founding partner of 7RIDGE, a private markets asset manager invested in financial technology and associated transformative technologies. Mr. Kumar’s extensive experience spans investment banking, capital markets, public and private markets investing, and market infrastructure across the United States and Europe with over 30 years in the financial sector. Prior to 7RIDGE, Mr. Kumar was Managing Director, Global Head of Group Product and Business Development at Deutsche Börse from 2015 to 2018. As member of the senior executive leadership team, Mr. Kumar was a member of the Group Management Committee, Group Risk Committee, Corporate Venture Capital Investment Committee, Product Development Lab Steering Committee, and Datafication Council. Preceding this, Mr. Kumar has over 14 years of experience on the investing side including being a founding partner at Meru Capital and Old Lane Partners, both global multi-strategy hedge funds investing across all major asset class and regions across both public and private markets. Prior to this, Mr. Kumar held senior executive roles at capital markets divisions of global banks including as Managing Director, Head of Rates Trading Europe and Head of Strategic Rates Trading Europe at Bank of America; Managing Director, Head of US Rates Trading for Commerzbank Securities USA and at Credit Suisse First Boston where he ran the global US Treasury Options business. Mr. Kumar has served as a board member of Digital Asset Holding, a leading enterprise DLT financial technology company, and Pratham U.K., an NGO focused on education, and is currently a board member of Trumid, a leading financial technology company enabling the electronification and transformation of fixed income marketplaces, and Martial Arts Charitable Trust. Mr. Kumar received a B.S. in Industrial Management/Industrial Engineering from Purdue University and a MBA in Finance from the University of Chicago. We believe Mr. Kumar is well qualified to serve on our Board due to his expertise in the financial, banking, and financial technology sectors and his experience on the boards of other companies and organizations.

Independence of the Board

The NYSE has adopted independence standards for companies listed on the NYSE, which apply to the Company. These standards require a majority of the Board to be independent and every member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee to be independent. NYSE standards provide that a director is considered independent only if the Board “affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company).” In addition, the NYSE prescribes certain other “independence” standards.

To determine which of its members is independent, the Board uses the standards prescribed by the NYSE and also considers other relevant facts and circumstances, including whether a director had any other past or present relationships with the Company that created conflicts or the appearance of conflicts. Based on its most recent review, the Board has affirmatively determined that Ms. Chrapaty, Mr. Hirji, Mr. Kumar, Mr. Leibowitz, Mr. Leupold, Ms. Masters, and Ms. Vogel each meet the requirements to be independent directors.

Board Committees and Meetings

Our Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. The composition, duties, and responsibilities of these committees are set forth below. In the future, our Board may establish other standing committees, as it deems appropriate, to assist it with its responsibilities.

For the year ended December 31, 2023, our Board held seven meetings. Our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee held nine, ten, five, and six meetings, respectively during 2023. In 2023, each director attended at least 75% of the meetings of the Board during such director’s tenure and the meetings held by the committees on which they served. Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage but do not require our directors to attend. Five of our directors who served on our Board at the time of our 2023 annual meeting of stockholders attended such meeting. Each member of the Board is expected to make reasonable efforts to attend and participate in meetings of the Board and committees on which they serve. Attendance and participation at meetings is an important component of the directors’ duties and, as such, attendance rates will be taken into account by the Nominating and Corporate

Governance Committee and the Board in connection with assessments of director candidates for renomination as directors.

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
Kimberley Vogel	X (Chair)	X (Chair)	X
Debra Chrapaty				X
Asiff Hirji			X (Chair)
Eric Leupold	X			X
Larry Leibowitz		X
Blythe Masters		X	X
Ashwin Kumar	X			X (Chair)

Audit Committee

The Audit Committee is responsible for, among other matters:

•Overseeing the Company’s financial reporting process on behalf of the Board.

•The appointment, compensation, retention, and oversight of the work of the Company's independent auditors and any other registered public accounting firm engaged for the purpose of performing audits, reviews, or other services for the Company.

•Reviewing and discussing the overall audit plan (both internal and external) with the independent auditors and the members of management who are responsible for preparing the Company’s financial statements.

•Evaluating the performance, responsibilities, budget, and staffing of the Company’s internal audit function and reviewing the internal audit plan.

•Reviewing reports from management and the Risk Committee concerning the Company’s risk assessment of its major risk exposures and the steps management and the Risk Committee have taken to monitor and control such exposures, when such risk exposures come within the purview of the Audit Committee’s responsibilities.

•Establishing procedures for 1) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and 2) the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•Discussing with management and the independent auditors, and reviewing with the Board, the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements.

Our Board has affirmatively determined that each of Ms. Vogel, Mr. Kumar, and Mr. Leupold meet the definition of an independent director for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of the Audit Committee is financially literate and our Board has determined that Ms. Vogel qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The written charter for our Audit Committee is available on our website at https://ir.forgeglobal.com/governance/governance-documents. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Compensation Committee

The Compensation Committee is responsible for, among other matters:

•Reviewing and reassessing periodically (and where appropriate, making such recommendations to the Board as the Compensation Committee deems advisable with regard to) the Company’s processes and procedures for considering and determining director and executive officer compensation.

•Administering the Company’s equity compensation plans.

•Reviewing the Company’s overall compensation strategy, including base salary, incentive compensation, and equity-based grants, to ensure that it promotes stockholder interests and supports the Company’s strategic objectives, while also providing appropriate rewards and incentives for management and employees.

•Reviewing and approving the corporate goals and objectives to be considered in evaluating the compensation of the CEO, and determining and approving the CEO's compensation based on such evaluation.

•Reviewing and approving the compensation of other key management.

•Reviewing and making such recommendations to the Board as the Compensation Committee deems advisable regarding the compensation of the directors of the Company, including compensation under any equity-based plans.

•Administering the Company's compensation recovery, or clawback, policy in the event any of the Company's executive officers are erroneously awarded incentive-based compensation.

Our Board has affirmatively determined that each of Ms. Vogel, Mr. Leibowitz, and Ms. Masters meet the definition of an independent director for purposes of serving on the Compensation Committee. The Board has adopted a written charter for the Compensation Committee, which is available on our website at https://ir.forgeglobal.com/governance/governance-documents. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters:

•Identifying, evaluating, and making recommendations to the Board regarding, nominees for election to the Board and its committees.

•Developing and recommending to the Board corporate governance guidelines, and periodically reviewing such guidelines for any changes.

•Annually evaluating the performance of the Board and each committee.

•Overseeing the Company's goals and undertakings to be a socially responsible corporation.

•Considering and making recommendations to the Board regarding the composition of the Board and its committees.

•Reviewing and discussing with the Board succession plans for the CEO and other key management.

Our Board has affirmatively determined that each of Mr. Hirji, Ms. Masters, and Ms. Vogel meet the definition of an independent director for purposes of serving on the Nominating and Corporate Governance Committee. The Board has adopted a written charter for the Nominating and Corporate Governance Committee,

which is available on our website at https://ir.forgeglobal.com/governance/governance-documents. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Risk Committee

The Risk Committee is responsible for, among other matters:

•Reviewing overall risk governance and approving the enterprise-wide risk management and operational risk framework to identify, measure, monitor, and control the major types of risk posed by and to the business of the Company.

•Reviewing the performance and activities of the Company’s risk management function.

•Reviewing and approving key policies with respect to oversight of significant risks, including but not limited to capital, legal, compliance, credit, liquidity, market, model, third-party, interest rate, information security, cybersecurity, technology, vendor, data governance, reputational, strategic, personnel, operational risk, regulatory, geopolitical, and commercial.

The Board has adopted a written charter for the Risk Committee, which is available on our corporate website at https://ir.forgeglobal.com/governance/governance-documents. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Board Leadership Structure

We believe that the structure of our Board and its committees provide us strong overall management and benefits the Company and its stockholders. We have a majority of independent directors and believe it is also beneficial for our CEO, Kelly Rodriques, to serve on our Board because of his unique business experience and history with the Company. We currently do not have a chair of the Board or lead independent director, and will continue to periodically review our leadership structure to make changes as appropriate.

Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks, while the Board, as a whole and assisted by its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which we are exposed, as well as to foster a corporate culture of integrity. Consistent with this approach, our Board maintains oversight of our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team. Our Board also receives regular reports on all significant committee activities at each regular Board meeting, and evaluates the risks inherent in significant transactions.

In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management. Our Risk Committee reviews our overall risk governance and supervises our enterprise-wide risk management and operational risk framework, as well as key policies, to identify, measure, monitor, and control the major types of risk posed by and to our business. Our Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in areas such as internal control over financial reporting and disclosure controls and procedures, as well as legal and regulatory compliance and potential conflicts of interest. Our Compensation Committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee assesses risks associated with Board organization, membership and structure, and corporate governance, as well as risks attributable to environmental, social, and governance ("ESG") policies and other programs supporting the sustainable growth of the business. These committees provide regular reports on our risk management efforts to the full Board.

Code of Business Conduct and Ethics

Our Board has established a Code of Business Conduct and Ethics (the "Code of Conduct") that applies to our officers, directors, and employees. Among other matters, our Code of Conduct is designed to deter wrongdoing and to promote:

•Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

•Full, fair, accurate, timely, and understandable disclosure in our SEC reports and other public communications.

•Compliance with applicable laws, rules and regulations.

•Prompt internal reporting of violations of the Code of Conduct to appropriate persons.

•Accountability for adherence to the Code of Conduct.

Any waiver of the Code of Conduct for our directors or officers may be made only by our Board (or if permitted, the Audit Committee) and will be promptly disclosed as required by law or NYSE regulations. We intend to disclose on our website any amendment to, or waiver of, any provisions of our Code of Conduct applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Our Code of Conduct is available on our website at https://ir.forgeglobal.com/governance/governance-documents. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Environmental, Social, and Governance Matters

Sustainable business practices are embedded in our day-to-day operations, which we believe improve our profitability and support long-term value creation for our stockholders. Board oversight of our ESG matters occurs through our Board committees. The Nominating and Corporate Governance Committee reviews management’s integration of ESG matters such as diversity, transparency, and sustainability into our business strategy and objectives on an ongoing basis. The Audit Committee provides regular oversight of our ethics and compliance matters. The Compensation Committee oversees our compensation philosophy which seeks to attract and retain talent that aligns with our mission, values, and culture. The Risk Committee is responsible for overseeing our enterprise-wide management framework. In addition, our ESG Committee brings together employees from our investor relations, talent, communications, operational, legal, and financial reporting teams and is specifically tasked with developing, tracking, and maintaining our ESG initiatives and overall strategy.

Meetings of Independent Directors

In accordance with our Corporate Governance Guidelines, our independent directors seek to meet at regularly scheduled executive sessions without management participation, and the independent directors have the opportunity to meet in executive session without members of management as often as they deem appropriate, but at a minimum annually.

Stockholder Nominations for the Board of Directors

The Nominating and Corporate Governance Committee will consider stockholder nominations for membership on the Board. For the 2025 Annual Meeting, nominations may be submitted to 4 Embarcadero Center, Floor 15, San Francisco, CA 94111, Attention: Corporate Secretary. Nominations must be in writing and comply with the advance notice provisions and other requirements specified in our bylaws, and we must receive such nominations not less than 90 days nor more than 120 days prior to June 12, 2025 (or no earlier than February 12, 2025 and no later than March 14, 2025). Nominations not received within this time frame will be considered untimely.

Communications by Stockholders and Other Interested Parties with the Board

Stockholders and other interested parties may contact the Board as a whole, and with individual directors, by sending regular mail to:

Forge Global Holdings, Inc.
4 Embarcadero Center, Floor 15
San Francisco, CA 94111
Attention: Board of Directors, c/o Corporate Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

Corporate Governance Guidelines

We are committed to operating our business under strong and accountable corporate governance practices. The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, Board structure, director access to management and independent advisors, director compensation, succession planning, and periodic performance evaluation of the Board and committees. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board.

You are encouraged to visit the “Governance Documents” section of our website at https://ir.forgeglobal.com/governance/governance-documents to view or to obtain copies of our committee charters, Code of Conduct, and Corporate Governance Guidelines. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board or Compensation Committee and the Board or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees.

Non-Employee Director Compensation

Our Board has adopted an Outside Director Compensation Policy (the "Director Compensation Policy), which was developed with input from our independent compensation consultant, Compensia, Inc. ("Compensia"), based on practices and compensation levels at comparable companies. The Director Compensation Policy is designed to enable the Company to attract, retain, and reward high-caliber non-employee directors ("Outside Directors").

Under this Director Compensation Policy, each Outside Director receives the cash and equity compensation for Board services described below. We also reimburse our non-employee directors for reasonable, customary, and documented travel expenses to meetings of our Board or its committee and other expenses.

Cash Retainers

Under our Director Compensation Policy, Outside Directors are entitled to receive the following cash compensation for their service on our Board:

•$35,000 per year for service as a Board member.

•$30,000 per year for service as Chair of the Board.

•$16,500 per year for service as Lead Independent Director of the Board.

•$20,000 per year for service and a one-time cash retainer of $45,000 as Chair of the Audit Committee.

•$10,000 per year for service as a member of the Audit Committee.

•$12,000 per year for service as Chair of the Compensation Committee.

•$6,000 per year for service as a member of the Compensation Committee.

•$8,000 per year for service as Chair of the Nominating and Corporate Governance Committee.

•$4,000 per year for service as a member of the Nominating and Corporate Governance Committee.

•$8,000 per year for service as Chair of the Risk Committee.

•$4,000 per year for service as member of the Risk Committee.

Each Outside Director who serves as the chair of a committee will receive only the annual cash fee as the chair of the committee, and not the additional annual cash fee as a member of the committee. All cash payments to Outside Directors are paid quarterly in arrears on a pro-rated basis.

Initial RSU Awards

In addition, the Director Compensation Policy provides for an initial, one-time award (an "Initial Award") of restricted stock units ("RSUs") upon election to the Board with a grant date Fair Market Value equal to $240,000. “Fair Market Value” is determined on the basis of the trailing 30-day period ending on the last day immediately prior to the grant date, unless determined by the Board at the time of grant. Each Initial Award is granted as soon as practicable by the Board after the date on which such individual first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy. If an individual was a member of the Board and also an employee, becoming an Outside Director due to termination of employment will not entitle the Outside Director to an Initial Award. Each Initial Award vests and settles as to 1/12th of the shares subject to the Initial Award beginning on the first Quarterly Vesting Date occurring after the date the applicable Outside Director’s service as an Outside Director commenced and each Quarterly Vesting Date thereafter, until the Initial Award is fully vested, in each case subject to the Outside Director continuing to provide services to the Company through the applicable vesting date. "Quarterly Vesting Dates" are defined as March 1, June 1, September 1, and December 1 of a given year.

Annual RSU Awards

Further, on the date of each annual meeting of the Company’s stockholders, the Director Compensation Policy provides for an RSU award (an "Annual Award") with a grant date Fair Market Value equal to $170,000. Each Annual Award will vest and settle as to 1/4th of the shares subject to the Annual Award beginning on the first Quarterly Vesting Date occurring after the date of the applicable annual meeting and each Quarterly Vesting Date thereafter, until the Annual Award is fully vested, in each case subject to the Outside Director continuing to provide services to the Company through the applicable vesting date.

Sale Event

In the event of a Sale Event (as defined in the Director Compensation Policy), each Outside Director will fully vest in their outstanding Company equity awards, including any Initial Awards or Annual Awards, and all restrictions on RSUs will lapse provided that the Outside Director continues to be an Outside Director through such date.

Annual Compensation Limit

No Outside Director may be paid, issued, or granted, in any fiscal year of the Company, cash compensation and equity awards with an aggregate value greater than $1,000,000 for such Outside Director’s first year of service or $750,000 in any subsequent year (with the value of each equity award based on its grant date fair value (determined in accordance with U.S. GAAP)). Any cash compensation paid or equity awards granted to an individual for their services as a Company employee, or for their services as a consultant (other than as an Outside Director), do not count for purposes of this annual compensation limit.

Director Compensation Table

The following table presents the total compensation for each person who served as an Outside Director during fiscal year 2023. Mr. Rodriques did not receive any additional compensation for his service as a director during fiscal year 2023 because he is our CEO. Information regarding Mr. Rodriques' compensation for fiscal year 2023 is presented in "Executive Compensation Tables - Summary Compensation Table." Mr. Leibowitz currently serves as an Outside Director but is not included in the below table because he was not appointed to our Board until fiscal year 2024.

Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of our Outside Directors in fiscal year 2023.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Kimberley Vogel (3)	88,047	197,778	—	285,825
Stephen George (4)	58,750	197,778	—	256,528
Debra Chrapaty (5)	36,286	414,074	—	450,360
Christoph Hansmeyer (6)	62,938	197,778	—	260,716
James H. Herbert, II (7)	23,654	—	—	23,654
Asiff Hirji (8)	56,750	197,778	—	254,528
Eric Leupold (9)	4,261	291,176	—	295,437
Blythe Masters (10)	56,250	197,778	—	254,028
Ashwin Kumar (11)	66,250	197,778	—	264,028

(1) Unless otherwise provided, amounts reflect cash retainers earned or paid in fiscal year 2023 pursuant to our Director Compensation Policy.

(2) Amounts reported represent the grant date fair value of RSUs granted pursuant to our Director Compensation Policy calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. See Note 12 to the audited consolidated financial statements in our Annual Report for a discussion of the assumptions made by us in determining the grant date fair value.

(3) As of December 31, 2023, Ms. Vogel held 69,556 outstanding RSUs. $8,000 of the fees earned or paid in cash during fiscal year 2023 pertain to Ms. Vogel's service on ad hoc committees of the Board.

(4) Mr. George resigned from our Board in December 2023. As of December 31, 2023, Mr. George held (i) 69,556 outstanding RSUs and (ii) outstanding options to purchase 62,458 shares of common stock.

(5) As of December 31, 2023, Ms. Chrapaty held 92,593 outstanding RSUs. $8,000 of the fees earned or paid in cash during fiscal year 2023 pertain to Ms. Chrapaty's service on ad hoc committees of the Board.

(6) Mr. Hansmeyer resigned from our Board in November 2023. As of December 31, 2023, Mr. Hansmeyer held (i) 69,556 outstanding RSUs and (ii) outstanding options to purchase 62,458 shares of common stock.

(7) Mr. Herbert resigned from our Board in April 2023. As of December 31, 2023, Mr. Herbert held 8,000 outstanding RSUs.

(8) As of December 31, 2023, Mr. Hirji held (i) 67,556 outstanding RSUs and (ii) outstanding options to purchase 62,458 shares of common stock. $8,000 of the fees earned or paid in cash during fiscal year 2023 pertain to Mr. Hirji's service on ad hoc committees of the Board.

(9) Mr. Leupold was appointed to our Board in November 2023. As of December 31, 2023, Mr. Leupold held (i) 7,353 outstanding RSUs and (ii) outstanding options to purchase 62,458 shares of common stock.

(10) As of December 31, 2023, Mr. Kumar held 69,556 outstanding RSUs.

(11) As of December 31, 2023, Ms. Masters held 69,556 outstanding RSUs.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of April 25, 2024:

Name	Age	Position
Kelly Rodriques	60	Chief Executive Officer
Mark Lee	64	Chief Financial Officer
Johnathan Short	58	Chief Legal Officer
Jennifer Phillips	43	Chief Revenue and Growth Officer
Drew Sievers	58	Chief Operating Officer

For biographical information on Mr. Rodriques, see “Board of Directors and Corporate Governance - Continuing Directors.”

Mark Lee has served as our Chief Financial Officer since October 2018. Prior to Forge, he served as Chief Operating Officer of PENSCO Trust Company from September 2015 to August 2018. He served as the Chief Financial Officer of Stanford Management Company from 2005 to 2013. He also served as a Group Chief Financial Officer at Charles Schwab & Co., Inc. from 1996 to 2005. He previously was a Principal at Barclays Global Investors from 1994 to 1996 and a Vice President at Goldman Sachs from 1987 to 1994. He started his career as a Financial Manager at Hewlett Packard from 1983 to 1987. Mr. Lee received a MBA from the University of Chicago and a BBA in Accounting and Finance from the University of California, Berkeley.

Johnathan Short has served as our Chief Legal Officer since July 2022. He previously served as Senior Counsel at Eversheds Sutherland from March 2022 to June 2022, and also as the founder of the strategic consulting firm Differential Strategies, LLC from October 2021 to March 2022. Prior to this, he served as the General Counsel and Corporate Secretary of the Intercontinental Exchange, Inc. (NYSE: ICE) from June 2004 to October 2018. Mr. Short received a J.D. from the University of Florida College of the Law and a B.S. in Accounting from the University of Florida.

Jennifer Phillips has served as our Chief Revenue and Growth Officer since January 2022, and previously as SVP, Head of Capital Markets of Forge Securities from November 2020 to January 2022. Prior to this, she served in multiple roles at SharesPost, Inc. from May 2013 until its acquisition by Forge in November 2020, including most recently as President of SharesPost Financial Corporation. Prior to this, Ms. Phillips held multiple other positions in the financial technology and financial services industries, including at Silver Lake Waterman, Jeffries & Company, Merrill Lynch, and Bank of America. Ms. Phillips received a B.S. in Administration and Finance from Northeastern University.

Drew Sievers has served as our Chief Operating Officer since March 2024, and previously as our Chief Delivery Officer since January 2023 and the President of Forge Trust since July 2021. Prior to Forge, he served as Chairman & CEO at Harvest Savings & Wealth Technologies from August 2016 to June 2021. Since May 2014, he has been a Managing General Partner of Operative Capital, an early stage investor in financial technology companies. He also served as Co-Founder & CEO at mobile banking leader mFoundry from 2003 to 2013. He previously served as the President of Novo from 1999 to 2002 and CEO at Novo from 2002 to 2003. Mr. Sievers received a B.S. in Economics from the University of California, Santa Barbara.

EXECUTIVE COMPENSATION

Executive Compensation Program

This Executive Compensation section provides perspective and narrative disclosure relating to, and should be read along with, the executive compensation tables included below. In addition, this section may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding our future compensation program. The compensation programs that we adopt in the future could vary significantly from our historical practices and the program summarized in this section.

As a smaller reporting company, we are not required to include a Compensation Discussion and Analysis in this proxy statement under the applicable rules and regulations of the SEC. However, we are disclosing information regarding our executive compensation philosophy, practices, and decision-making during the fiscal year ended December 31, 2023 to assist our stockholders in understanding our compensation program.

Our named executive officers, or NEOs, for fiscal year 2023 were:

•Kelly Rodriques, our Chief Executive Officer ("CEO")

•Mark Lee, our Chief Financial Officer ("CFO")

•Jennifer Phillips, our Chief Revenue and Growth Officer

Compensation Philosophy and Objectives of our Compensation Program

The overall objective of our executive compensation program is to attract, retain, and incentivize highly talented leaders who embody our mission and values. We do this by designing programs that tie executive compensation to individual performance, overall company performance, and the interests of our stockholders. Our executive compensation program is designed with a mix of short-term and long-term components, with cash and equity elements in proportions that we believe provide appropriate incentive to retain our executives and management team and help to achieve success in our business. As such, we believe that our approach to executive compensation is aligned with that of our stockholders.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. Our executive compensation program seeks to achieve this objective by ensuring that we can:

•Attract strategic top talent that will allow us to execute on our current plans and scale our growing business.

•Reward our executives, who possess proven experience, knowledge, skills, and leadership criteria.

•Incentivize our executives by giving them a stake in our growth and prosperity and encouraging the continuance of their services with us.

•Align the interests of stockholders and executives without creating an incentive for inappropriate risk-taking.

2023 Compensation Highlights

For fiscal year 2023, the compensation of our NEOs was consistent with our compensation philosophy and objectives and we continued to evolve our executive compensation program taking competitive market and peer group data into consideration in our first full year as a public company. Key highlights for the year included:

•The introduction of an annual executive equity grant framework, including both time-based and performance-based equity for each of our NEOs, for which which vesting is dependent on robust Company performance criteria and is therefore "at risk."

•Maintaining the same base salary and target bonus levels for our NEOs in fiscal year 2023 compared to fiscal year 2022 with the exception of our CFO, whose annual base salary was increased in fiscal year 2023 to more closely align his base salary with market rate salaries for similarly-situated executives at our peers.

•Paying portions of the annual incentive bonuses earned in fiscal year 2023 by our executives, including our NEOs, in the form of fully vested RSUs to conserve cash resources and to further align the interests of our executives with our stockholders.

•Annual bonus payouts to NEOs ranging from 85% to 88% of target based on fiscal year 2023 revenue performance and each NEO's individual performance.

•Performance-based RSUs achievement at 88% of target based on fiscal year 2023 revenue performance.

Stockholder Advisory Vote on Executive Compensation

In an advisory vote held at our 2023 annual meeting of stockholders, our stockholders expressed their preference to hold a non-binding stockholder advisory vote on the compensation of our NEOs (the “Say-on-Pay Vote”) every year. On August 31, 2023, our Board considered the outcome of this advisory vote and determined that future Say-on-Pay Votes will be conducted every year. Our Compensation Committee and Board intend to carefully consider the voting results from the advisory Say-On-Pay Vote put forth at this and future annual meetings of stockholders. At our 2023 annual meeting of stockholders, approximately 92% of the votes cast were in favor of the Say-on-Pay Vote. Our Compensation Committee and Board considered the result of the 2023 Say-on-Pay Vote in making decisions with respect to fiscal year 2023 compensation. As part of our commitment to ongoing and transparent communication with our stockholders, we will continue this open dialogue to ensure we understand stockholder views on these important issues as part of our ongoing evolution as a recently public company.

How We Determine Compensation

Role of the Compensation Committee and Board

Our Compensation Committee, composed entirely of independent directors, is responsible for reviewing the annual compensation program and policies for our executives, including our NEOs. In addition, the Compensation Committee is responsible for evaluating the performance of our executives, including our NEOs, on an annual basis and approving their compensation levels, structure, and mix of pay. Our Board is responsible for approving CEO compensation in consultation with the Compensation Committee.

Role of Management

Our Compensation Committee and Board work with and receive information and input from management, including from our CEO, Chief People Officer ("CPO"), CFO, and Chief Legal Officer, and consider such information in determining the structure and amount of compensation to be paid to our executives, including our NEOs. Management’s role is to ensure that the Company’s compensation programs and policies align to the achievement of the Company’s strategic and operational goals, are informed by external data, and provide insight to the Compensation Committee and Board on Company and individual performance. Our CEO, CPO, and CFO frequently attend Compensation Committee meetings to report and give input on various compensation-related matters. No members of management participate in decisions regarding their own compensation and are asked to recuse themselves when their respective compensation is determined.

Role of Compensation Consultant

Our Compensation Committee has the sole authority to appoint, select, retain, and terminate outside advisors, including compensation consultants, to assist in its evaluation of executive compensation. Our Compensation Committee has retained Compensia as its independent compensation consultant.

Compensia reviews the compensation arrangements of our executives, including our NEOs, and generally assists the Compensation Committee and Board in analyzing executive compensation, and the compensation of our Outside Directors. Compensia further provides support by attending Compensation Committee and Board meetings, providing recommendations regarding the composition of our compensation peer group, analyzing competitive compensation data, and formulating recommendations for executive and Outside Director compensation. Our Compensation Committee also requests specific analyses to assist our Compensation Committee and Board in the design and structure of our executive compensation program. In 2023, Compensia assisted our Compensation Committee and Board by providing independent advice to our Compensation Committee and management on current trends and best practices in compensation design and program alternatives; preparing and presenting compensation peer group and broader compensation market data for competitive comparisons and, based on this information, preparing independent analyses on executive compensation, including our NEOs; reviewing the Compensation Discussion and Analysis and other compensation-related disclosures in our 2023 proxy statement; and attending meetings as requested to offer insights and perspectives on compensation-related matters.

Our Compensation Committee has assessed the independence of Compensia in accordance with the applicable SEC and NYSE rules and regulations and concluded that Compensia’s work does not raise any conflict of interest.

Use of Competitive Market Data

Our Compensation Committee approves a peer group of companies as a reference group to provide a broad perspective on competitive pay levels and practices. The peers are reviewed on an annual basis. We undertake this review with the assistance and recommendations of Compensia. Following our transition to a public company in 2022, the Compensation Committee and Compensia performed a peer group analysis in August 2022. Key criteria considered in the analysis included:

•Revenue - Up to $500 million.

•Market Capitalization - Between $200 million and $3.2 billion.

•Qualitative Factors - Financial technology focused companies with other comparable factors, including revenue growth, proximity to IPO/SPAC business combination, relevant business model, and competitor status.

Based on such criteria and considerations, the Compensation Committee approved the following peer group in September 2022, which it referenced in making decisions with respect to fiscal year 2023 compensation:

Alkami Technology	AppFolio
Asure Software	Boku
Clearwater Analytics Holdings	CoreCard
Digimarc	Ebix
eGain	Enfusion
Intapp	Latch
MarketAxess Holdings	MarketWise
Mitek Systems	nCino
Open Lending	Paya Holdings
Q2 Holdings	Tradeweb Markets

The Compensation Committee considers peer group data as one factor to inform its decisions about overall compensation opportunities and specific compensation elements. In addition to such market data, our Compensation Committee considers a number of additional factors, including, but not limited to, individual and Company performance, financial plan achievement, revenue growth, achievement of key initiatives, and strategic needs.

Although the Compensation Committee does not adhere to a specific formula and does not target a certain percentile compensation, we believe it is important to understand the competitive landscape to effectively assess each executive's total compensation, as well as overall governance and market trends. We strive to ensure that our compensation program and opportunities remain equitable and competitive, while also considering factors such as our size, scope of operations, and our relative performance, where appropriate.

Elements of Compensation

In fiscal year 2023, the principal elements of our executive compensation program were base salary, annual performance-based cash bonuses, and long-term incentives in the form of equity incentives. We are committed to providing appropriate cash and equity incentives to compensate our executives, including our NEOs, in a manner that our Compensation Committee and Board determine is reasonable and appropriate to motivate and retain key talent.

Base Salaries

Our NEOs each receive a base salary to compensate them for services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Base salaries are reviewed by the Compensation Committee annually, typically in connection with our annual performance review process, approved by our Compensation Committee or Board, and may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. We do not assign any single factor in making decisions regarding base salary adjustments.

In 2023, our Compensation Committee approved an increase to Mr. Lee's base salary to more closely align his base salary with market-rate salaries for similarly-situated executives at our peers. The following table sets forth the base salaries for fiscal years 2023 and 2022 and percentage increase from 2022 for each of our NEOs:

Name	2023 Base Salary	2022 Base Salary	Percent Increase
Kelly Rodriques	$575,000	$575,000	—%
Mark Lee	$420,000	$392,000	7%
Jennifer Phillips	$425,000	$425,000	—%

Annual Cash Bonuses

Our NEOs are each eligible to earn annual incentive bonuses based on the achievement of certain pre-established Company performance objectives, including revenue targets and individual performance. The following table sets forth the target bonus opportunity for each NEO in fiscal years 2023 and 2022:

Name	2023 Target Bonus Opportunity (as a % of 2023 Base Salary)	2023 Target Bonus Opportunity	2022 Target Bonus Opportunity (as a % of 2022 Base Salary)	2022 Target Bonus Opportunity
Kelly Rodriques	150%	$862,500	150%	$862,500
Mark Lee	78%	$327,600	78%	$305,760
Jennifer Phillips	136%	$578,000	136%	$578,000

With respect to Mr. Rodriques, performance objectives were approved by our Compensation Committee and Board. With respect to Mr. Lee and Ms. Phillips, performance objectives were mutually determined between each NEO and Mr. Rodriques and approved by the Compensation Committee. Each NEO’s annual bonus for fiscal year 2023 was determined using each NEO’s target bonus opportunity as set forth above.

For each NEO, 50% of their bonus was determined based on Company performance and 50% was determined based on each NEO's individual performance. We measure Company performance based on total annual revenue, less transaction-based expenses (as calculated in accordance with U.S. GAAP). For fiscal year 2023, this revenue performance target was set at $86 million. On January 31, 2024, our Compensation Committee and Board determined that revenues for the year of $69.39 million resulted in 81% of Company performance. In determining individual achievement, our Compensation Committee and Board considered a variety of performance goals and achievements, including continued leadership of the Company through its first full year as a public company, overseeing essential business, finance, legal, and compliance functions, and leading key strategic initiatives. Based on their assessment of Company and individual performance, our Compensation Committee and the Board determined that our NEOs earned the annual bonuses set forth below:

Name	2023 Individual Performance Percentage (1)	2023 Company Performance Percentage	2023 Actual Bonus Percentage (Against Target Bonus Opportunity)	2023 Earned Bonus
Kelly Rodriques	93%	81%	87%	$746,862
Mark Lee	95%	81%	88%	$287,773
Jennifer Phillips	90%	81%	85%	$493,281

(1) For ease of presentation, all percentages shown above have been rounded to whole numbers compared to the fractional numbers actually used to calculate the annual bonuses. Amounts shown in the "2023 Earned Bonus" column reflect the actual amounts calculated based on the fractional numbers and not the whole numbers shown above. Our Compensation Committee and Board elected to pay a portion of each NEO’s earned bonus in the form of fully vested RSUs that were granted in February 2024 as described in "Executive Compensation Tables - Summary Compensation Table."

Annual Equity Compensation

We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote retention because they incentivize our executives to remain in our employment during the applicable vesting period. As a private company up until March 2022, our standard equity compensation framework for our executives, including our NEOs, did not historically include annual equity grants or performance-based vesting conditions. In 2023, our Compensation Committee, assisted by Compensia and legal counsel, engaged in a market review of the equity compensation of our executives, including our NEOs. As part of this evaluation, our Compensation Committee evaluated the individual performance, leadership contribution, and criticality of each executive to the Company, and also compared each executive's position against market data for similarly-situated executives at our peers.

Following such evaluation, our Compensation Committee and Board implemented a compensation framework of granting annual equity awards that vest over three years to our executives, including our NEOs, beginning in fiscal year 2023. We believe the combination of an annual grant cycle with multi-year vesting creates the appropriate incentive for our executive team to drive growth, which is critical to maintaining and improving value for our stockholders. To further align such equity compensation with the interests of our stockholders, we also subjected a percentage of each executives' equity compensation to performance-based vesting conditions.

Under this annual equity compensation framework, 50% of Mr. Rodriques' annual equity awards are three-year vesting time-based RSUs and 50% are three-year vesting performance-based RSUs that only vest upon the certification of certain performance metrics by our Compensation Committee and Board ("PSUs"). With respect to all other executives, 75% of their annual equity awards are granted as three-year vesting time-based RSUs and 25% are granted as three-year vesting PSUs. For fiscal year 2023 only, our Compensation Committee and Board also approved one-year vesting RSUs and PSUs to certain of our executives, including our NEOs, to provide appropriate incentive and retention value as we transition our compensation program to provide annual grants of "at-risk" equity awards. The RSUs and PSUs granted to each NEO in fiscal year 2023 pursuant to this annual framework are set forth in the table below. For more information regarding equity awards granted in fiscal year 2023, see "Executive Compensation Tables - Grants of Plan Based Awards Table."

		RSUs		PSUs
Name	Vesting Term	Shares	Grant Date Fair Value (1)	Target Shares	Grant Date Fair Value (1)
Kelly Rodriques	One-Year Vesting	308,641	$450,616	308,641	$450,616
	Three-Year Vesting	833,333	$1,216,666	833,333	$1,216,666
Mark Lee	One-Year Vesting	277,777	$405,554	92,592	$135,184
	Three-Year Vesting	416,666	$608,332	138,888	$202,776
Jennifer Phillips	One-Year Vesting	92,592	$135,184	30,864	$45,061
	Three-Year Vesting	370,370	$540,740	123,456	$180,246

(1) Amounts reported represent the grant date fair value of the awards calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions and are based on the probable outcome of performance-vesting conditions. See Note 12 to the audited consolidated financial statements in our Annual Report for a discussion of the assumptions made by us in determining the grant date fair value. With respect to the PSUs, the dollar value computed is based on the probable outcome of the performance condition as of the date of grant, which was deemed to be 100%.

The vesting conditions for the RSUs and PSUs are described below, and in each case subject to the grantee's continued services to the Company through the applicable vesting date:

•One-Year Vesting RSUs: 100% of the RSUs vest on the one-year anniversary of January 1, 2023.

•One-Year Vesting PSUs: Up to 100% of the target PSUs are eligible to vest based on the achievement of a revenue goal of $88.5 million (based on total annual revenue, less transaction-based expenses, as calculated in accordance with U.S. GAAP) measured over fiscal year 2023 (the "PSU Performance Goal"), and subject to certification by our Compensation Committee and Board. Upon certification, all eligible PSUs vest on the certification date.

•Three-Year Vesting RSUs: 1/3rd of the RSUs vest on the one-year anniversary of January 1, 2023, with the remaining RSUs to vest in 24 equal monthly installments thereafter.

•Three-Year Vesting PSUs: Up to 100% of the target PSUs are eligible to vest based on the achievement of the PSU Performance Goal, and subject to certification by our Compensation Committee and Board. Upon certification, 1/3rd of PSUs vest on the certification date and the remaining PSUs vest in 24 equal monthly installments thereafter.

The table below sets forth the corresponding percentage of eligible PSUs to vest based on the achievement of the PSU Performance Goal. Our Compensation Committee and Board believed that using revenue as the performance measure for the PSUs and our annual incentive bonuses was appropriate for our business given the criticality of revenue growth in fiscal year 2023 to influencing long-term stockholder value. Further, our Compensation Committee and Board established a PSU Performance Goal that was challenging yet potentially attainable through successful execution of our business strategy in a difficult macroeconomic environment.

If the following percentage of the PSU Performance Goal is achieved:	…then the percentage of the target number of PSUs to become eligible PSUs is:
Less than 90%
For Mr. Rodriques: The greater of (A) 100% minus 1% for each percentage achievement of the PSU Performance Goal less than 90% and (B) 50%.

For NEOs other than Mr. Rodriques: The greater of (A) 100% minus 1% for each percentage achievement of the PSU Performance Goal less than 90% and (B) 75%.

Greater than or equal to 90%	100%

In addition, if the PSU Performance Goal was achieved at a percentage greater than 100% for the one-year vesting PSUs, Mr. Rodriques, Mr. Lee, and Ms. Phillips were also eligible to receive cash payments of up to $250,000, $37,500, and $12,500, respectively. If the PSU Performance Goal was achieved at a percentage greater than 100% for the three-year vesting PSUs, Mr. Rodriques, Mr. Lee, and Ms. Phillips were also eligible to receive cash payments of up to $675,000, $56,250, and $50,000, respectively.

On January 31, 2024, our Compensation Committee and Board certified that 88% of the eligible PSUs could vest based on the Company's revenue performance of $69.39 million in fiscal year 2023 against the PSU Performance Goal. The number of total eligible PSUs certified for each NEO is set forth below:

Name	PSU Vesting Term	Target Shares	Total Eligible PSUs Certified
Kelly Rodriques	One-Year Vesting	308,641	271,604
	Three-Year Vesting	833,333	733,333
Mark Lee	One-Year Vesting	92,592	81,480
	Three-Year Vesting	138,888	122,221
Jennifer Phillips	One-Year Vesting	30,864	27,160
	Three-Year Vesting	123,456	108,641

Employment Agreements

We have entered into employment agreements with each of our NEOs as described below. We believe that these arrangements provide our executives with increased security in the event of a change in control and enable them to maintain continued focus and dedication to their responsibilities, which will help maximize stockholder value. These agreements include initial base salary, initial target bonus opportunity, and equity compensation details. These employment agreements also provide for payments upon a qualifying termination of employment, including in connection with a change in control of the Company. For more information about potential payments, see “Executive Compensation Tables - Potential Payments Upon a Termination or Change in Control.”

Employment Agreement with Mr. Rodriques

We have entered into an employment agreement with Mr. Rodriques which was last amended and restated on June 21, 2023 (the "Rodriques Agreement"). The base salary, annual target cash bonus, and annual equity compensation eligibility as set by the Rodriques Agreement are noted in "Elements of Compensation." The Rodriques Agreement provides for a fixed term of employment, with an initial term of three years. This initial term shall be extended every six months so that the remaining term of the Rodriques Agreement is never more than three years or less than two and one half years unless the Company or Mr. Rodriques delivers written notice to the other before the effective date of any such extension that there will be no such extension, in which event there will be no extension and no further extensions of such initial term. The term of the Rodriques Agreement (as extended) shall be referred to as the “Term” for the purposes of the Rodriques Agreement. In addition, the Company has also agreed to provide Mr. Rodriques with certain housing-benefits related to his employment as described in "Perquisites" and “Executive Compensation Tables - Summary Compensation Table."

Employment Agreements with Mr. Lee and Ms. Phillips

Effective March 26, 2024, we entered into amended and restated employment agreements with certain executive officers of the Company pursuant to a form of at-will executive employment agreement (the "Form Executive Employment Agreement"), including Mr. Lee and Ms. Phillips. Prior to each entering into a Form Executive Employment Agreement, Mr. Lee and Ms. Phillips were subject to separate employment agreements, which were superseded by their respective Form Executive Employment Agreement. The base salary, annual target cash bonus, and annual equity compensation eligibility for Mr. Lee as noted in "Elements of Compensation" are pursuant to his prior employment agreement as in effect at fiscal year 2023 end and did not change under his current employment agreement. The base salary and annual target cash bonus for Ms. Phillips as noted in "Elements of Compensation" are pursuant to her prior employment agreement as in effect at fiscal year 2023 end and did not change under her current employment agreement. Ms. Phillips' prior employment agreement did not provide for annual equity compensation eligibility. Under her current employment agreement, she is eligible for annual equity compensation as noted in "Elements of Compensation - Annual Equity Compensation."

Other Benefits

401(k) Plan

We currently maintain a tax-qualified 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Our 401(k) Plan is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. We provide matching contributions under the 401(k) Plan for all eligible employees, and provided such contributions during fiscal year 2023. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Pension Benefits

We do not maintain any pension benefit or retirement plans other than the 401(k) Plan.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Perquisites

We do not view perquisites as important to achieving our compensation objectives at present. Accordingly, we do not provide significant perquisites or other personal benefits to our NEOs, except for corporate housing-related benefits provided to Mr. Rodriques from June 2023 to December 2023 due to his increasing business travel to New York for business purposes. This corporate housing allowance was intended to secure a more cost-effective alternative compared to reimbursement of hotel expenses. We also believe such allowance enables Mr. Rodriques to work with increased efficiency by further focusing his efforts on our business instead of travel, hotel, and reimbursement considerations. Our Board approved such 2023 payments, as well as a payment related to the potential tax liability associated with the housing allowance. In addition, our Board has approved additional payments for identical purposes from January 2024 until July 2024, as it is expected that Mr. Rodriques will obtain personal housing accommodations in New York by such time and therefore will no longer require such housing-related benefits. The costs of these benefits provided to Mr. Rodriques for fiscal year 2023 are provided in "Executive Compensation Tables - Summary Compensation Table."

Employee Benefit Plans

Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, and accidental death and dismemberment insurance plans, in each case, on the same basis as all other employees.

Other Aspects of our Executive Compensation Program

Accounting Considerations

We take financial reporting implications into consideration in designing compensation plans and arrangements for our executives, all other employees, and members of our Board. These accounting considerations include Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, or ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards.

Tax Considerations

We do not provide any of our NEOs with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Code Sections 280G, 4999, or 409A. Code Sections 280G and 4999 provide that NEOs, directors who hold significant stockholder interests, and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes significant taxes on the individual in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not meet the requirements of Code Section 409A.

Under Code Section 162(m), we are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for the CEO and certain of our current and former highly compensated executive officers. While we cannot predict how the deductibility limit may impact our compensation program in future years, we intend to maintain an approach to executive compensation that strongly links pay to performance. In addition, although we have not adopted a formal policy regarding tax deductibility of compensation paid to our NEOs, our Compensation Committee and Board may consider tax deductibility under Code Section 162(m) as a factor in its compensation decisions.

Hedging and Pledging Policies

Pursuant to our insider trading policy, all employees and members of our Board are prohibited from engaging in transactions involving derivative securities or otherwise that would hedge the risk of ownership of our equity securities and from pledging our equity securities as collateral for any loan or as part of any other pledging transaction, or holding our common stock in margin accounts.

Compensation Recovery Policy

Our Board has adopted a compensation recovery policy in compliance with applicable SEC and NYSE requirements that establishes procedures for recovering erroneously awarded incentive-based compensation received by our executives.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executives and other employees to remain focused on both short-term and long-term strategic goals per our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Executive Compensation Tables

Summary Compensation Table

Our NEOs for fiscal year 2023 are Mr. Rodriques, Mr. Lee, and Ms. Phillips. The following table presents summary information regarding the total compensation in fiscal years 2023 through 2021 for Mr. Rodriques and Mr. Lee, and the total compensation in fiscal year 2023 for Ms. Phillips, the year in which she became an NEO. For a narrative disclosure of the material elements of this table, see "Executive Compensation - Executive Compensation Program."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Kelly Rodriques, Chief Executive Officer	2023	575,000	—	3,656,545	—	746,862 (2)	93,600	5,072,007
	2022	575,000	—	12,934,632	—	8,949,822	6,100	22,465,554
	2021	502,000	—	—	8,568,795	552,200	5,800	9,628,795
Mark Lee, Chief Financial Officer	2023	420,000	—	1,351,848	—	287,773 (2)	6,600	2,066,221
	2022	392,000	—	9,159,809	—	3,339,941	6,100	12,897,850
	2021	381,000	—	—	—	335,375	5,800	722,175
Jennifer Phillips, Chief Revenue and Growth Officer	2023	425,000	—	901,232	—	493,281 (2)	6,600	1,826,113

(1) Amounts reported represent the grant date fair value of equity awards calculated in accordance with FASB ASC Topic 718. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions and are based on the probable outcome of performance-vesting conditions. See Note 12 to the audited consolidated financial statements in our Annual Report for a discussion of the assumptions made by us in determining the grant date fair value. With respect to performance-based awards, the dollar value computed is based on the probable outcome of the performance condition as of the date of grant, which was deemed to be 100%.

(2) Amounts represent the annual cash incentive bonus earned by each NEO in 2023 but paid by the Company in 2024, based on the achievement of certain pre-established Company and individual performance criteria for fiscal year 2023. As noted in "Elements of Compensation - Annual Cash Bonuses," a portion of the cash bonus earned by each NEO was paid in the form of fully vested RSUs granted in February 2024. The portion of the cash bonus granted in the form of RSUs for each of Mr. Rodriques, Mr. Lee, and Ms. Phillips was $291,465, $114,801, and $188,099, respectively.

(3) Unless otherwise provided, amounts reported represent matching contributions contributed by the Company to each NEO’s account in the Company’s 401(k) plan. With respect to Mr. Rodriques, the amount reported for fiscal year 2023 represents (i) $6,600 in matching contributions by the Company to his account in the Company's 401(k) plan, (ii) $52,000 of corporate housing allowance for his business travel to New York during fiscal year 2023, and (iii) $35,000 for a payment related to the potential tax liability associated with the housing allowance. For more information on such housing-related benefits, see "Other Benefits - Perquisites."

Grants of Plan-Based Awards Table

The following table summarizes the plan-based awards granted to each NEO in fiscal year 2023:

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards (3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Kelly Rodriques			$862,500
	6/15/2023 (4)							2,339,030	$321,981
	4/24/2023							308,641	$450,616
	4/24/2023					$450,616	$700,616
	4/24/2023							833,333	$1,216,666
	4/24/2023					$1,216,666	$1,891,666
Mark Lee			$327,600
	4/24/2023							277,777	$405,554
	4/24/2023					$135,184	$172,684
	4/24/2023							416,666	$608,332
	4/24/2023					$202,776	$259,026
Jennifer Phillips			$578,000
	4/24/2023							92,592	$135,184
	4/24/2023					$45,061	$57,561
	4/24/2023							370,370	$540,740
	4/24/2023					$180,246	$230,246

(1) Amounts in these columns relate to the annual incentive bonus opportunities based on the achievement of certain pre-established Company and individual performance criteria for fiscal year 2023, and assume achievement at the target incentive opportunity for each NEO. The actual amount earned by each NEO is set forth in the “Summary Compensation Table” and the calculation of the amounts earned is described in “Elements of Compensation - Annual Cash Bonuses.” There were no thresholds or maximums (or equivalent items) related to the annual incentive bonuses.

(2) Amounts in these columns relate to PSU awards. The amounts in the "Target" column reflect the grant date fair value of the PSU awards if 100% of the eligible PSUs were to vest, and calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions and are based on the probable outcome of performance-vesting conditions. See Note 12 to the audited consolidated financial statements in our Annual Report for a discussion of the assumptions made by us in determining the grant date fair value. The amounts in the "Maximum" column reflect the grant date fair value, plus the maximum cash payments that would also have been payable to each NEO based on the extent of over-achievement of the PSU Performance Goal. On January 31, 2024, our Compensation Committee and Board certified 88% achievement of the PSU Performance Goal as described in "Elements of Compensation - Annual Equity Compensation." There were no thresholds (or equivalent item) related to the grant of the PSU awards.

(3) Unless otherwise indicated, amounts reported in this column represent the grant date fair value of time-based RSUs calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. See Note 12 to the audited consolidated financial statements in our Annual Report for a discussion of the assumptions made by us in determining the grant date fair value.

(4) Amounts in this row relate to the RSU award approved at our 2023 annual meeting of stockholders subject to market-based conditions (the "CEO RSU Award"). Up to 100% of the shares underlying the CEO RSU Award are eligible to vest in three separate tranches if the Company achieves the following three separate stock-price performance metrics, subject to Mr. Rodriques' continued services to the Company through the applicable vesting dates: 1) 613,395 RSUs shall vest if the closing price average of our common stock meets or exceeds a price of $4.00 for any trailing 20 trading day period following June 15, 2023, 2) an additional 827,186 RSUs shall vest if the closing price average of our common stock meets or exceeds a price of $8.00 for any trailing 20 trading day period following June 15, 2023, and 3) the remaining 898,449 RSUs shall vest if the closing price average of our common stock meets or exceeds a price of $12.00 for any trailing 20 trading day period following June 15, 2023. At the 2023 annual meeting of stockholders, our stockholders approved 1) the cancellation of the performance-based stock option to purchase up to 3,122,931 shares of our common stock granted to Mr. Rodriques on May 11, 2021 under our 2018 Plan (the "CEO PSO Award") and 2) the grant of the CEO RSU Award. The grant date fair value of the CEO RSU Award shown above reflects its incremental fair value calculated in accordance with FASB ASC Topic 718 following the cancellation of the CEO PSO Award. See Note 12 to the audited consolidated financial statements in our Annual Report for a discussion of the assumptions made by us in determining the grant date fair value.

Outstanding Equity Awards Table

The following table summarizes the outstanding equity plan awards for each NEO as of December 31, 2023.

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock that Have Not Vested (2)
Kelly Rodriques	6/15/2023 (3)						2,339,030	$8,022,873
	4/24/2023 (4)						308,641	$1,058,639
	4/24/2023 (5)								271,604	$931,602
	4/24/2023 (6)						833,333	$2,858,332
	4/24/2023 (7)								733,333	$2,515,332
	6/1/2022 (8)						425,620	$1,459,877
	2/3/2021 (9)						260,241	$892,627
Mark Lee	4/24/2023 (4)						277,777	$952,775
	4/24/2023 (5)								81,480	$279,476
	4/24/2023 (6)						416,666	$1,429,164
	4/24/2023 (7)								122,221	$419,218
	6/1/2022 (8)						301,408	$1,033,829
	12/9/2020 (10)						71,567	$245,475
Jennifer Phillips	4/24/2023 (4)						92,592	$317,591
	4/24/2023 (5)								27,160	$93,159
	4/24/2023 (6)						370,370	$1,270,369
	4/24/2023 (7)								108,641	$372,639
	6/1/2022 (8)						210,986	$723,682
	7/2/2021 (11)	416,393	208,193		$5.43	7/2/2031
	3/12/2021 (12)	113,856	42,290		$0.51	3/12/2031
	12/9/2020 (13)	195,182			$0.51	12/9/2030
	12/9/2020 (13)	154,586			$0.51	12/9/2030

(1) All options awards were granted under our 2018 Equity Incentive Plan (the "2018 Plan"). All stock awards were granted under our 2022 Stock Option and Incentive Plan (the "2022 Plan"). All share amounts in this table are listed on a post-conversion basis after applying the exchange ratio from our business combination with Motive Capital Corp ("Motive") that closed on March 21, 2022 (the "Business Combination"). Vesting of all awards in this table are subject to the grantee's continued services to the Company through the applicable vesting date. The vesting of the awards may be subject to acceleration as described in "Executive Compensation Program - Employment Agreements."

(2) Calculated based on the fair market value of our common stock on the last trading date of fiscal year 2023, December 29, 2023, which was $3.43 per share.

(3) Represents the CEO RSU Award which vests as described in the "Grants of Plan-Based Awards Table."

(4) 100% of the shares underlying this RSU award vested on January 1, 2024.

(5) 100% of the shares underlying this one-year vesting PSU award were eligible to vest based on the extent of achievement of the PSU Performance Goal. On January 31, 2024, our Compensation Committee and Board certified 88% achievement of the PSU Performance Goal as described in "Elements of Compensation - Annual Equity Compensation." The amounts shown in this table assume that this certification was made as of December 31, 2023.

(6) 1/3rd of the shares underlying this RSU award vested on January 1, 2024, with the remaining shares to vest in 24 equal monthly installments thereafter.

(7) 100% of the shares underlying this three-year vesting PSU award were eligible to vest based on the extent of achievement of the PSU Performance Goal. On January 31, 2024, our Compensation Committee and Board certified 88% achievement of the PSU Performance Goal as described in "Elements of Compensation - Annual Equity Compensation." The amounts shown in this table assume that this certification was made as of December 31, 2023.

(8) The shares underlying this RSU award vest pursuant to the following time-vesting schedule: (i) 1/3rd vested on March 21, 2023 (the “First Tranche”), (ii) 1/3rd vested on March 21, 2024 (the “Second Tranche”), and (iii) 1/3rd vest on March 21, 2025 (the “Third Tranche”). These three tranches are eligible for accelerated vesting as follows: (i) the First Tranche will immediately vest if the Company’s stock price meets or exceeds a price of $12.50 for 20 trading days within any 30 trading day period but prior to the vesting date of the First Tranche under the time-vesting schedule, in which case the Second Tranche and Third Tranche will have their time-vesting component accelerated by six months; and (ii) the Second Tranche will immediately vest if the stock price meets or exceeds a closing price of $15.00 for 20 trading days within any 30 trading day period but prior to the vesting date of the Second Tranche under the time-vesting schedule, in which case the

Third Tranche will have its time-vesting component accelerated by an additional six months. This award will vest in accordance with such vesting provisions in the event the stock price triggers are achieved through the date of a change in control of the Company.

(9) The amount reflects the number of shares issued upon the early exercise of a stock option grant that remain subject to the Company’s repurchase right. 1/60th of the shares vest on a monthly basis as Mr. Rodriques completes each month of continuous service after the vesting commencement date of January 19, 2021.

(10) The amount reflects the number of shares issued upon the early exercise of a stock option grant that remain subject to the Company’s repurchase right. 1/4th of the shares vested on November 10, 2021 (the one-year anniversary of the vesting commencement date), and 1/48th of the shares vest on a monthly basis thereafter, in each case, subject to Mr. Lee's continuous services through each applicable date.

(11) 1/4th of the shares underlying this stock option grant vested on May 1, 2021, and the remaining shares vest monthly thereafter.

(12) 1/4th of the shares underlying this stock option grant vested on January 1, 2022, and the remaining shares vest monthly thereafter.

(13) 100% of the shares underlying this stock option grant were fully vested as of December 31, 2023.

Option Exercises and Stock Vested Table

The following table presents information concerning the aggregate number of shares of our common stock which were acquired upon the vesting of RSU awards during fiscal year 2023 by each of our NEOs. None of our NEOs exercised stock options in fiscal year 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Kelly Rodriques	212,812	$729,945
Mark Lee	150,705	$516,918
Jennifer Phillips	105,493	$361,841

(1) Reflects the aggregate number of shares underlying the RSU awards that vested in fiscal year 2023.

(2) Calculated by multiplying (i) the fair market value of our common stock on the vesting date, December 31, 2023, which was determined based on the fair market value of our common stock on December 29, 2023 ($3.43 per share), the last trading day before December 31, 2023, by (ii) the number of shares of common stock acquired upon vesting.

Potential Payments Upon Termination or Change in Control

As noted in “Executive Compensation Program – Employment Agreements,” each of our NEOs is entitled to certain payments upon a qualifying termination of employment, including in connection with a change in control of the Company. A narrative disclosure of these potential payments for each NEO is provided below. Since Mr. Lee and Ms. Phillips had different employment agreements in effect at fiscal year 2023 end than those in effect at the time of the filing of this proxy statement, a narrative description of such potential payments is provided pursuant to their employment agreements in effect at fiscal year 2023 end, as well as those in effect at the time of the filing of this proxy statement.

Potential Payments to Mr. Rodriques

Pursuant to the Rodriques Agreement, if outside a Change in Control Period, Mr. Rodriques is (a) terminated by the Company other than in connection with Disability or for Cause (b) or Mr. Rodriques resigns for Good Reason, Mr. Rodriques shall be entitled to the following (each of the preceding capitalized terms, as defined in the Rodriques Agreement):

•a lump sum cash payment equal to the amount of his base salary, as in effect on the date his employment terminates, that he would have received had he remained employed for the remainder of the Term;

•a lump sum cash payment equal to three times the greater of (1) the average of the last three annual bonuses paid to him by the Company or any of its affiliates prior to the date his employment terminates and (2) the last annual bonus received by him from the Company or any of its affiliates prior to the date his employment terminates;

•except with respect to the CEO RSU Award (as defined in “Executive Compensation Tables - Grants of Plan Based Awards Table") which shall be governed by its terms, the Company shall (1) for time-vested options or other equity based grants (including performance based grants for which actual performance achievement has already been certified as of the date of employment termination), accelerate his right to exercise 100% of such options and vest in 100% of such equity grants so that he has the right to exercise 100% of such options and receive 100% of such equity grants, (2) for performance based grants for which performance has not been certified as of the date of employment termination, determine and certify performance based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest all tranches of such performance grants on the date of such performance certification, and (3) treat Mr. Rodriques as if he had remained employed by the Company until the end of the Term so that the time period over which he has the right to exercise such options shall be the same as if there had been no termination of his employment until the end of the Term; and

•continued provision of health care benefits for up to 18 months after the termination of employment to the extent Mr. Rodriques is eligible under applicable law (the “Continuation Coverage”).

Pursuant to the Rodriques Agreement, if during a Change in Control Period, Mr. Rodriques is (a) terminated by the Company other than in connection with Disability or for Cause or (b) Mr. Rodriques resigns for Good Reason, Mr. Rodriques shall be entitled to the following:

•a lump sum cash payment equal to three times the amount of his base salary, as in effect on the date his employment terminates;

•a lump sum cash payment equal to three times the greater of (1) the average of the last three annual bonuses paid to him by the Company or any of its affiliates prior to the date his employment terminates, (2) the last annual bonus paid to him by the Company or any of its affiliates prior to the effective date of a Change in Control, and (3) the last annual bonus paid to him by the Company or any of its affiliates prior to the date his employment terminates;

•except with respect to the CEO RSU Award, which shall be governed by its terms, the Company shall (1) for time-vested options or equity based grants (including performance based grants for which actual performance achievement has already been certified as of the date of employment termination), accelerate his right to exercise 100% of such options and vest in 100% of such equity grants so that he has the right to exercise 100% of such options and receive 100% of such equity grants, (2) for performance based grants for which performance has not been certified as of the date of employment termination, determine and certify performance based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest all tranches of such performance grants on the date of such performance certification, and (3) treat Mr. Rodriques as if he had remained employed by the Company until the end of the three year period which starts on the date his employment terminates so that the time period over which he has the right to exercise such options shall be the same as if there had been no termination of his employment until the end of such three year period; and

•the Continuation Coverage.

Such payments are contingent on execution of a general release of claims in favor of the Company.

Potential Payments to Mr. Lee

As noted in “Executive Compensation Program – Employment Agreements,” Mr. Lee entered into an amended and restated employment agreement effective March 26, 2024 under the Form Executive Employment Agreement. The potential payments Mr. Lee was entitled to upon a qualifying termination of employment, including in connection with a change in control of the Company, pursuant to the Form Executive Employment Agreement are the same as his employment agreement in effect at fiscal year 2023 end. Pursuant to the Form Executive Employment Agreement, if Mr. Lee is (a) terminated by the Company other than in connection with a Disability or for Cause (a “Without Cause Termination”) or (b) he resigns for Good Reason (a “Good Reason Termination”), he is entitled to the following (each of the preceding capitalized terms, as defined in the Form Executive Employment Agreement):

•a payment of the executive's base salary (as in effect on the date the executive’s employment terminates) for a period equal to the following: (1) in case of a Without Cause Termination, the lesser of 12 months and the number of whole months that the executive was employed by the Company prior to such termination or (2) in the case of a Good Reason Termination, 18 months (such relevant time period from (1) or (2), the “Severance Period”), in each case, in payable in substantially equal installments in accordance with the Company’s payroll practice during the Severance Period;

•a lump sum cash payment equal to the Multiplier (defined as the quotient of the number of months in the Severance Period divided by 12) times the greater of (a) the average of the last two annual bonuses received by the executive from the Company prior to the date the executive's employment terminates, (b) the last annual bonus received by the executive from the Company prior to the date the executive's employment terminates, and (c) if the executive has been continuously employed with the Company for less than two years as of the date the executive's employment terminates, the average of (i) the last annual bonus received by the executive from the Company or any of its affiliates prior to the date the executive's employment terminates and (ii) the executive’s target annual bonus for the year in which the executive's employment terminates (if the executive has not yet received a bonus as described in (i), the executive's target bonus alone will be deemed the “average”);

•with respect to options or other equity based grants made to the executive, the Company shall (1) for time-vested options or other equity based grants (including performance based grants for which actual performance achievement has already been certified as of the date of employment termination), accelerate the executive's right to exercise all options that would have become exercisable through the end of the Severance Period and vest in all such equity grants that would have vested through the end of the Severance Period, (2) for performance based grants for which performance has not been certified as of the date of employment termination, determine and certify performance based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest all tranches of such performance grants on the date of such performance certification, and (3) treat the executive as if the executive had remained employed by the Company until the end of the Severance Period so that the time period over which the executive has the right to exercise such options shall be the same as if there had been no termination of the executive's employment until the end of the Severance Period; and

•reimbursement on an after-tax basis for the premium expenses the executive incurs to participate in health care continuation coverage under COBRA for the duration of the Severance Period to the extent the executive is eligible under applicable law.

Pursuant to the Form Executive Employment Agreement, if during a Change in Control Period, the executive is (a) terminated by the Company other than in connection with a Disability or for Cause or (b) the executive resigns for Good Reason, the executive shall be entitled to the following:

•a lump sum cash payment equal to 18 months of the executive’s base salary as in effect on the date the executive's employment terminates;

•a lump sum cash payment equal to one and one-half times the greater of (a) the average of the last two annual bonuses received by the executive from the Company prior to the date the executive’s employment terminates, (b) the last annual bonus received by the executive from the Company prior to the effective date of a Change in Control, (c) the last annual bonus received by the executive from the Company prior to the date the executive’s employment terminates, and (d) if the executive has been continuously employed with the Company for less than two years as of the date the executive's employment terminates, the average of (i) the last annual bonus received by the executive from the Company prior to the date the executive's employment terminates and (ii) the executive’s target annual bonus for the year in which the executive's employment terminates (if the executive has not yet received a bonus as described in (i), the executive's target bonus alone will be deemed the “average” hereunder);

•with respect to options or other equity based grants made to the executive, the Company shall (1) for time-vested options or other equity based grants (including performance based grants for which actual performance achievement has already been certified as of the date of employment termination), accelerate the executive's right to exercise 100% of such options and vest in 100% of such equity grants so that the executive has the right to exercise 100% of such options and receive 100% of such equity grants, (2) for performance based grants for which performance has not been certified as of the date of employment termination, determine and certify performance based on actual performance achieved after completion of the performance period in accordance with the terms of such grants, and vest all tranches of such performance grants on the date of such performance certification, and (3) treat the executive as if the executive had remained employed by the Company until the end of the 18-month period following the date the executive's employment terminates (the “Change in Control Severance Period”) so that the time period over which the executive has the right to exercise such options shall be the same as if there had been no termination of the executive's employment until the end of such Change in Control Severance Period; and

•reimbursement on an after-tax basis for the premium expenses the executive incurs to participate in health care continuation coverage under COBRA for the duration of the Change in Control Severance Period to the extent the executive is eligible under applicable law.

Such payments are contingent on execution of a general release of claims in favor of the Company.

Potential Payments to Ms. Phillips

As noted in “Executive Compensation Program – Employment Agreements,” Ms. Phillips entered into an amended and restated employment agreement effective March 26, 2024 under the Form Executive Employment Agreement. Under her employment agreement in effect at fiscal year 2023 end, Ms. Phillips would have been entitled to the following upon a termination without "cause” or resignation for "good reason” (as defined in her employment agreement): (i) a lump sum payment equal to the sum of 12 months of her then-current base salary, any then-unpaid bonus from a prior calendar year, and a pro rata target bonus for the year of termination at target level, (ii) Company-paid COBRA premiums for her and her eligible dependents for a period of 12 months following termination, and (iii) accelerated vesting with respect to the time-vesting requirements of 20% of any then unvested equity that had been granted prior to the date of termination. Ms. Phillips was also eligible to receive enhanced severance payments and benefits if such a qualifying termination of employment occurred within six months prior to or 12 months following a "sale event” (as defined in the 2022 Plan). In connection with such a termination, she would have been eligible to receive the following payments and benefits: (i) a lump sum payment equal to the sum of 18 months of her then-current base salary, any then-unpaid bonus from a prior calendar year, and a pro rata target bonus for the year of termination at target level, (ii) 100% of all unvested equity that had been granted prior to the date of termination would have become fully vested, and (iii) Company-paid COBRA premiums for her and her eligible dependents for a period of 18 months following termination. Such payments were contingent on her execution of a general release of claims in favor of the Company.

The current payments Mr. Phillips is entitled to upon a qualifying termination of employment, including in connection with a change in control of the Company, are on the same terms as Mr. Lee pursuant to the Form Executive Employment Agreement.

Amount of Payments Upon Termination at Fiscal Year 2023 End

The following table sets forth the potential payments that would have been provided to each of our NEOs under each of the circumstances specified below if they had terminated employment with us effective December 31, 2023, and pursuant to their employment agreements in effect at fiscal year 2023 end.

	Qualifying Termination Not in Connection with a Change in Control					Qualifying Termination in Connection with a Change in Control
Name	Salary Severance ($) (1)	Bonus Severance ($) (2)	Continued Benefits ($) (3)	Equity Acceleration ($) (4)	Total ($)	Cash Severance ($) (5)	Bonus Severance ($) (6)	Continued Benefits ($) (7)	Equity Acceleration ($) (8)	Total ($)
Kelly Rodriques	1,725,000	2,240,586	35,769	9,716,409	13,717,764	1,725,000	2,240,586	35,769	9,716,408	13,717,763
Mark Lee (Without Cause Termination)	420,000	287,773	26,850	3,175,552	3,910,175	630,000	431,659	40,275	4,359,937	5,461,871
Mark Lee (Good Reason Termination)	630,000	431,659	40,275	4,000,532	5,102,466	630,000	431,659	40,275	4,359,937	5,461,871
Jennifer Phillips	425,000	578,000	12,666	580,164	1,595,830	637,500	578,000	19,000	2,922,495	4,156,995

(1) With respect to Mr. Rodriques, amount reflects a lump sum payment equal to the base salary he would have received assuming he remained employed through the remainder of a full Term of three years. With respect to Mr. Lee, amounts reflect 1) a payment equal to 12 months of his current annual base salary in the event of a Without Cause Termination, or 2) a payment equal to 18 months of his current annual base salary in the event of a Good Reason Termination. With respect to Ms. Phillips, amount reflects a lump sum payment equal to 12 months of her current annual base salary.

(2) With respect to Mr. Rodriques, amount reflects a lump sum payment equal to three times his annual incentive bonus earned in fiscal year 2023. With respect to Mr. Lee, amounts reflect 1) a lump sum payment equal to his annual incentive bonus earned in fiscal year 2023 in the event of a Without Cause Termination, or 2) a lump sum payment equal to 1.5 times his annual incentive bonus earned in fiscal year 2023 in the event of a Good Reason Termination. With respect to Ms. Phillips, amount reflects a lump sum payment equal to her target annual incentive bonus opportunity for fiscal year 2023.

(3) With respect to Mr. Rodriques, amount reflects the Continuation Coverage for a period of 18 months. With respect to Mr. Lee, amounts reflect 1) the Continuation Coverage for a period of 12 months in the event of a Without Cause Termination, or 2) the Continuation Coverage for a period of 18 months in the event of a Good Reason Termination. With respect to Ms. Phillips, amount reflects Company-paid COBRA premiums for her and her eligible dependents for a period of 12 months. Amounts in the table are based on estimated payments for the applicable periods starting on January 1, 2024.

(4) With respect to Mr. Rodriques, amounts reported reflect 1) 100% accelerated vesting of all unvested time-based equity as of the date of the termination and 2) 100% accelerated vesting of all unvested performance-based equity in the amounts certified by the Compensation Committee and Board on January 31, 2024 as of the date of termination. With respect to Mr. Lee, amounts reported reflect 1) 12 months of accelerated vesting in the event of a Without Cause Termination, or 18 months of accelerated vesting in the event of a Good Reason Termination, of all unvested time-based equity as of the date of the termination and 2) 12 months of accelerated vesting in the event of a Without Cause Termination, or 18 months of accelerated vesting in the event of a Good Reason Termination, of all unvested performance-based equity in the amounts certified by the Compensation Committee and Board on January 31, 2024 as of the date of termination. With respect to Ms. Phillips, amount reported reflects accelerated vesting with respect to the time-vesting requirements of 20% of any then unvested equity that had been granted prior to the date of termination, including performance-based equity in the amounts as certified by the Compensation Committee and Board on January 31, 2024. For option awards, amounts included are based on the market price of our common stock on a date of exercise at fiscal year 2023 end ($3.43 per share), less the option exercise price paid for the shares, multiplied by the number of shares for which the option was exercised. For RSU awards or early-exercised options subject to a Company repurchase right, amounts included are based on the market price of our common stock on a vesting date at fiscal year 2023 end ($3.43 per share), multiplied by the number of shares vested.

(5) With respect to Mr. Rodriques, amount reflects a lump sum payment equal to three times his current annual base salary. With respect to Mr. Lee, amounts reflect lump sum payments equal to 1.5 times his current annual base salary. With respect to Ms. Phillips, amount reflects a lump sum payment equal to 1.5 times her current annual base salary.

(6) With respect to Mr. Rodriques, amount reflects a lump sum payment equal to three times his annual incentive bonus earned in fiscal year 2023. With respect to Mr. Lee, amounts reflect lump sum payments equal to 1.5 times his annual incentive bonus earned in fiscal year 2023.With respect to Ms. Phillips, amount reflects a lump sum payment equal to her target annual incentive bonus opportunity for fiscal year 2023.

(7) With respect to Mr. Rodriques, amount reflects the Continuation Coverage for a period of 18 months. With respect to Mr. Lee, amounts reflect the Continuation Coverage for a period of 18 months. With respect to Ms. Phillips, amount reflects Company-paid COBRA premiums for her and her eligible dependents for a period of 18 months. Amounts in the table are based on estimated payments for the applicable periods starting on January 1, 2024.

(8) Amounts reported reflect 1) 100% accelerated vesting of all unvested time-based equity as of the date of the termination and 2) 100% accelerated vesting of all unvested performance-based equity in the amounts certified by the Compensation Committee and Board on January 31, 2024 as of the date of termination. For option awards, amounts included are based on the market price of our common stock on a date of exercise at fiscal year 2023 end ($3.43 per share), less the option exercise price paid for the shares, multiplied by the number of shares for which the option was exercised. For RSU awards or early-exercised options subject to a Company repurchase right, amounts included are based on the market price of our common stock on a vesting date at fiscal year 2023 end ($3.43 per share), multiplied by the number of shares vested.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and our financial performance for each of the last three completed fiscal years. In determining the compensation actually paid ("CAP") to our principal executive officer ("PEO") and other NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in each such previous year, as the valuation methods for this disclosure under Item 402(v) differ from those required in reporting the compensation information in the Summary Compensation Table. For our NEOs other than our PEO, compensation is reported as an average.

For further information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with the Company’s performance in the long-term, see “Executive Compensation – Executive Compensation Program.”

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5)	Net Loss (millions) (6)	Company Selected Measure: Net Revenue (millions) (7)
(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)
2023	$5,072,007	$14,665,987	$1,946,167	$4,303,362	$33.93	$90.22	$69.40
2022	$22,465,554	$(3,039,978)	$10,274,019	$1,480,872	$17.11	$111.86	$68.90
2021	$9,628,795	$48,979,349	$2,121,644	$10,872,363	$—	$18.50	$125.00

(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Rodriques, our PEO, for each corresponding year in the “Total” column of the Summary Compensation Table.

(2) The dollar amounts reported in column (c) represent the amount of CAP to Mr. Rodriques, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Rodriques during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Rodriques’s total compensation for each year to determine the CAP:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2023	$5,072,007	$(3,656,545)	$13,250,525	$14,665,987
2022	$22,465,554	$(12,934,632)	$(12,570,900)	$(3,039,978)
2021	$9,628,795	$(8,568,795)	$47,919,349	$48,979,349

(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and "Option Awards" columns in the Summary Compensation Table for the applicable year.

(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$8,159,673	$5,017,472	$—	$73,381	$—	$—	$13,250,525
2022	$1,104,487	$(18,505,304)	$—	$4,829,917	$—	$—	$(12,570,900)
2021	$24,201,895	$13,569,749	$750,640	$9,397,064	$—	$—	$47,919,349

(3) The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding Mr. Rodriques) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Rodriques) included for purposes of calculating the average amounts in each applicable year are as follows: for 2023, Mark Lee and Jennifer Phillips; for 2022, Mark Lee, Johnathan Short, and Jose Cobos; and for 2021, Mark Lee and Jose Cobos.

(4) The dollar amounts reported in column (e) represent the average amount of CAP to the NEOs as a group (excluding Mr. Rodriques), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Rodriques) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Rodriques) for each year to determine the CAP, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Summary Compensation Table Value of Equity Awards (a)	Average Equity Award Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$1,946,167	$(1,126,540)	$3,483,735	$4,303,362
2022	$10,274,019	$(7,379,657)	$(1,413,490)	$1,480,872
2021	$2,121,644	$(942,050)	$9,692,769	$10,872,363

(a) The amounts reported represent the average of the sum of the amounts reported in the “Stock Awards” and "Option Awards" columns in the Summary Compensation Table for the applicable fiscal year.

(b) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$2,646,597	$751,534	$—	$85,604	$—	$—	$3,483,735
2022	$788,894	$(569,577)	$152,714	$(1,785,521)	$—	$—	$(1,413,490)
2021	$3,375,916	$4,565,702	$261,073	$1,490,078	$—	$—	$9,692,769

(5) Cumulative Total Shareholder Return ("TSR") is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. As permitted by SEC rules, TSR is not provided for 2021 as the Company was not required to report pursuant to Section 13(a) or 15(d) of the Exchange Act.

(6) The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

(7) As noted in “Executive Compensation – Elements of Compensation,” we measure Company performance based on total revenue, less transaction-based expenses (as calculated in accordance with U.S. GAAP). As such, we view such revenue as the key metric of our business performance and aligned with long-term value creation for our stockholders.

Analysis of the Information Presented in the Pay Versus Performance Table

As described in greater detail in “Executive Compensation – Executive Compensation Program,” the overall objective of our executive compensation program is to attract, retain, and incentivize highly talented individuals that embody our mission. We do this by designing programs that tie executive compensation to individual performance, overall company performance, and the interests of our stockholders. Our executive compensation is designed with a mix of short-term and long-term components, with cash and equity elements in proportions that we believe provide appropriate incentive to retain our executives and management team and help to achieve success in our business.

While our Compensation Committee and Board utilize performance measures to align executive compensation with Company performance, we generally seek to incentivize long-term performance, and therefore do not specifically align the Company’s performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

CAP and TSR of the Company and Select Index

The following graph reflects the relationship between our 1) Summary Compensation Table total for our PEO and average non-PEO NEOs for the applicable years, 2) CAP to our PEO and average non-PEO NEOs for the applicable years, and 3) the Company’s cumulative TSR, assuming an initial fixed investment of $100 on March 21, 2022 (the first date our common stock began trading on the NYSE after the closing of the Business Combination) through December 31, 2023.

CAP and Net Loss

The following graph reflects the relationship between our 1) Summary Compensation Table total for our PEO and average non-PEO NEOs for the applicable years, 2) CAP to our PEO and average non-PEO NEOs for the applicable years, and 3) the Company’s net loss for the applicable years.

CAP and Net Revenue

The following graph reflects the relationship between our 1) Summary Compensation Table total for our PEO and average non-PEO NEOs for the applicable years, 2) CAP to our PEO and average non-PEO NEOs for the applicable years, and 3) the Company’s net revenue for the applicable years.

Tabular List of Financial Performance Measures

As described in greater detail in “Executive Compensation – Executive Compensation Program,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The financial performance measure we use to link CAP to our NEOs to Company performance for the most recently completed fiscal year is total revenue, less transaction-based expenses (as calculated in accordance with U.S. GAAP). We do not use other financial performance measures to link CAP to our NEOs to Company performance at this time.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with our executive officers and directors discussed in “Executive Compensation” and "Non-Employee Director Compensation," including employment, termination of employment, and change in control arrangements (as applicable), the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

•The Company has been or will be a participant;

•The amount involved exceeded or exceeds $120,000; and

•Any of the Company's directors (including new director nominees), executive officers, or holders of more than 5% of our common stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Registration Rights Agreement

At the closing of our Business Combination on March 21, 2022, Motive Capital Funds Sponsor, LLC (the "Sponsor"), the Company, and certain shareholders (the “RRA Holders”), entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") certain shares of common stock and other equity securities of the Company held by the RRA Holders from time to time. Pursuant to the terms of the A&R Registration Rights Agreement, we filed a registration statement with the SEC to register the resale of such securities held by or issuable to the RRA Holders, and subject to other rights and obligations of the parties, we are required to maintain the effectiveness of this registration statement for the benefit of the RRA Holders.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. In addition to such indemnification agreements, our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by law.

FT Partners

Financial Technology Partners LP (“FTP”) previously served as financial and strategic advisor to the Company on its financing, merger, and acquisition transactions. FTP is an affiliated entity of Steven McLaughlin, a former member of our Board who resigned in May 2022. During fiscal year 2022, the Company incurred $18.3 million in fees to FTP, of which $17.4 million was related to common stock issued in connection with the closing of the Business Combination and was recorded as a reduction to additional paid-in capital. The remaining $0.9 million was related to the Company's issuance of certain public and private placement warrants, and was expensed immediately upon consummation of the Business Combination as acquisition-related transaction cost.

PIPE Subscriptions

Pursuant to subscription agreements entered into on September 13, 2021 (the "Subscription Agreements"), we issued shares of our common stock to certain investors upon the closing of our Business Combination (the "PIPE Financing").

James Herbert, II, a former member of our Board who resigned in April 2023, purchased 75,000 shares of our common stock (for a purchase price of $750,000) in the PIPE Financing through the James and Cecillia Herbert 1994 Revocable Trust. Ossa Investments Pte. Ltd ("Ossa"), a 5% stockholder of the Company at the time of the closing of our Business Combination, also purchased 1,000,000 shares of our common stock (for a purchase price of $10,000,000) in the PIPE Financing. Ossa ceased being a 5% stockholder of the Company in November 2022. Both transactions were on the same terms as the other investors who purchased shares in the PIPE Financing pursuant to the Subscription Agreements.

Sponsor Support Agreement

To facilitate our Business Combination, Motive, Forge Global, Inc., the Sponsor, and other holders of Motive Class B ordinary shares ("Motive Class B Shares") entered into the Sponsor Support Agreement dated September 13, 2021 (the "Sponsor Support Agreement"). Pursuant to the Sponsor Support Agreement, the Sponsor and such holders of Motive Class B Shares agreed to 1) vote all shares of Motive stock they own in favor of the transactions contemplated by the Agreement and Plan of Merger dated September 13, 2021 (the "Merger Agreement") and 2) waive certain anti-dilution rights with respect to their Motive Class B Shares.

Additionally, pursuant to the Sponsor Support Agreement, the Sponsor agreed to certain transfer restrictions with respect to certain shares (the "Lockup Shares") and private placement warrants (the "Lockup Warrants," and together with the Lockup Shares, the "Lockup Securities") as follows: 1) one-third of the Lockup Shares are subject to a one year lock-up, to be released from such lock-up if the closing price of our common stock equals or exceeds $12.00 for any 20 trading days in a 30-consecutive trading day period commencing 150 days after the closing of the Business Combination, 2) one-third of the Lockup Warrants are subject to a six month lock-up, 3) one-third of the Lockup Securities are subject to a three year lock-up, to be released from such lock-up no earlier than six months after the closing of the Business Combination if the closing price of our common stock equals or exceeds $12.50 for any 20 trading days in a 30-consecutive trading day period after the closing of the Business Combination, and 4) one-third of the Lockup Securities are subject to a three year lock-up, to be released from such lock-up no earlier than six months after the closing of the Business Combination if the closing price our common stock equals or exceeds $15.00 for any 20 trading days in a 30-consecutive trading day period after the closing of the Business Combination. Certain of these restrictions have expired as of the filing date of this proxy statement.

Forge Europe

On September 7, 2022, the Company and Deutsche Börse Aktiengesellschaft (“DBAG,” and together with the Company, the “Investors”) entered into certain agreements (the “Forge Europe Agreements”) to form Forge Europe GmbH (“Forge Europe”). Upon formation, the Investors contributed to Forge Europe an aggregate cash amount of $14.1 million (the "Cash Consideration") and certain of the Company's intangible assets. $4.6 million of the Cash Consideration was contributed by the Company and $9.5 million was contributed by DBAG. The Company has a majority ownership interest in Forge Europe and accounts for Forge Europe as a fully consolidated subsidiary. DBAG is a beneficial owner of more than 5% of our common stock. Christoph Hansmeyer, a former member of our Board and a former employee of DBAG, was involved in the negotiation of the Forge Europe Agreements on behalf of DBAG. Mr. Hansmeyer recused himself from the Audit Committee's approval of the Forge Europe Agreements as a Related Person Transaction (as defined below). Eric Leupold, a current member of our Board and a current employee of DBAG, was also involved in the negotiation of the Forge Europe Agreements on behalf of DBAG, but was not a member of our Board during such negotiations.

Other Related Person Transactions

A family member of Jennifer Phillips, our Chief Revenue and Growth Officer, is a portfolio manager for investment funds that engage in secondary transactions on Forge Markets from time to time in the ordinary course of business. From January 1, 2022 to present, the total transaction volume for such transactions was $68.88 million and the aggregate marketplace fee revenue (less transaction-based expenses) that the Company received from the funds for such transactions was $1.24 million. All such transactions were executed on terms no more favorable than those generally available to an unaffiliated third-party under the same or similar circumstances.

Related Person Transactions Policy

Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “Related Person Transaction” is a transaction, arrangement, or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•Any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of our Board;

•Any person who is known by the Company to be the beneficial owner of more than 5% of our voting stock;

•Any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, officer, or a beneficial owner of more than 5% of our voting stock, and any person sharing the household of such director, executive officer, or beneficial owner of more than 5% of our voting stock; or

•Any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Pursuant to these policies and procedures, our Audit Committee reviews the material facts of all Related Person Transactions. In reviewing any Related Person Transaction, the Audit Committee takes into account, among other factors that it deems appropriate, whether the Related Person Transaction is on terms no more favorable to the Company than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances, and the extent of the Related Person’s interest in the Related Person Transaction. In connection with this review, the Company provides the Audit Committee with all material information regarding such Related Person Transaction, the interest of the Related Person, and any potential disclosure obligations of the Company in connection with such Related Person Transaction. Following its review, the Audit Committee determines whether or not to approve or ratify any Related Person Transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of April 10, 2024 (the "Beneficial Ownership Date") for:

•each person or group known to us who beneficially owns more than 5% of our common stock;

•each of our directors and director nominees;

•each of our NEOs; and

•all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 180,024,839 shares of our common stock outstanding as of the Beneficial Ownership Date. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of the Beneficial Ownership Date are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Forge Global Holdings, Inc., 4 Embarcadero Center, Floor 15, San Francisco, CA 94111. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	%
Greater than 5% Holders:
Paul Luc Robert Heyvaert and Entities Affiliated with Motive Partners (1)	31,616,667	16.87
Deutsche Börse AG (2)	24,262,496	13.47
Directors and NEOs:
Kelly Rodriques (3)	8,719,810	4.84
Kimberley Vogel (4)	192,414	*
Debra Chrapaty (5)	172,839	*
Asiff Hirji (6)	1,255,671	*
Blythe Masters (7)	129,111	*
Ashwin Kumar (8)	129,111	*
Eric Leupold (9)	84,517	*
Larry Leibowitz (10)	20,739	*
Mark Lee (11)	1,904,227	1.06
Jennifer Phillips (12)	1,471,279	*
All Directors, NEOs, and Executive Officers as a Group	17,942,086	9.84
___________________
*Less than one percent.

(1) Includes (i) 1,995,820 shares of common stock held by Motive Capital Fund I-A, LP (“MC Fund I-A”), (ii) 2,526,551 shares of common stock held by Motive Capital Fund I-B, LP (“MC Fund I-B”), (iii) 144,296 shares of common stock held by Motive Capital Fund I-MPF, LP (“MC Fund I-MPF”), (iv) 9,333,333 shares of common stock held by MCF2 FG Aggregator, LLC (“MCF2 FG Aggregator”), and (v)

10,230,000 shares of common stock and warrants to purchase 7,386,667 shares of common stock held by the Sponsor. The members of MCF2 FG Aggregator are Motive Capital Fund II-A, LP (“MC Fund II-A”), Motive Capital Fund II-B, LP (“MC Fund II-B”), and Motive Capital Fund II-MPF, LP (“MC Fund II-MPF”). The general partner of MC Fund I-A, MC Fund I-B, and MC Fund I-MPF is Motive Capital Fund I GP, LP (“MC-I General Partner”). The manager of MCF2 FG Aggregator is Motive Capital Fund II GP, LP (“MC-II General Partner”). The general partner of MC Fund II-A, MC Fund II-B, and MC Fund II-MPF is MC-II General Partner. The general partner of MC-I General Partner and MC-II General Partner and the manager of Sponsor is Motive Partners GP, LLC (“Manager”). The sole member of the Manager is Rob Exploration, LLC (“Exploration”), of which Paul Luc Robert Heyvaert is the sole member. Each of MC Fund II-A, MC Fund II-B, MC Fund II-MPF, MC-I General Partner, MC-II General Partner, Manager, Exploration, and Paul Luc Robert Heyvaert may be deemed to have beneficial ownership of the shares of common stock and warrants reported herein to the extent of their pecuniary interests therein. The address of the entities listed herein and Mr. Heyvaert is 7 World Trade Center, 250 Greenwich St., FL 47, New York, NY 10007.

(2) Includes (i) 24,212,195 shares of common stock and (ii) 50,301 warrants to purchase common stock exercisable within 60 days of the Beneficial Ownership Date. The address of Deutsche Börse AG is Mergenthalerallee 61, 65760 Eschborn, Germany.

(3) Includes (i) 6,202,135 shares of common stock directly held by Mr. Rodriques (certain of which are shares of common stock underlying early exercised stock options that remain subject to the Company's repurchase right), (ii) 69,772 shares of common stock held indirectly through an IRA, (iii) 3,834 warrants to purchase common stock exercisable within 60 days of the Beneficial Ownership Date directly held by Mr. Rodriques, (iv) 6,277 warrants to purchase common stock exercisable within 60 days of the Beneficial Ownership Date held indirectly through an IRA, and (v) 126,930 shares issuable upon the vesting of RSUs within 60 days of the Beneficial Ownership Date. Does not include any shares of common stock underlying the CEO RSU Award. Also includes (i) 689,045 shares of common stock held by Operative Capital LP (“Operative LP”), (ii) 25,083 warrants to purchase common stock exercisable within 60 days of the Beneficial Ownership Date held by Operative LP, and (iii) 1,596,734 shares of common stock held by Operative Capital SPV I, LLC (“Operative SPV 1”). Mr. Rodriques is a managing member of the ultimate general partner of each of Operative LP and Operative Capital SPV I and thus may be deemed to be the beneficial owner of the shares held by such entities. Mr. Rodriques disclaims beneficial ownership of all securities held by Operative LP and Operative SPV 1 except to the extent of his pecuniary interest therein, if any.

(4) Includes (i) 129,636 shares of common stock directly held by Ms. Vogel, (ii) 33,000 shares of common stock held indirectly by the Kim Vogel, Inc. Defined Benefit Plan, and (iii) 29,778 shares issuable upon the vesting of RSUs within 60 days of the Beneficial Ownership Date.

(5) Includes (i) 132,716 shares of common stock held by Ms. Chrapaty and (ii) 40,123 shares issuable upon the vesting of RSUs within 60 days of the Beneficial Ownership Date.

(6) Includes (i) 585,292 shares of common stock directly held by Mr. Hirji, (ii) 254,518 shares of common stock held indirectly by the Hirjii-Wigglesworth 2021 Grantor Retained Annuity Trust, (iii) 200,389 shares of common stock held indirectly by Hirji-Wigglesworth Partners, LP (“HWP LP”), (iv) 123,236 warrants to purchase common stock exercisable within 60 days held indirectly by HWP LP, (v) 62,458 stock options exercisable within 60 days of the Beneficial Ownership Date, and (vi) 29,778 shares issuable upon the vesting of RSUs within 60 days of the Beneficial Ownership Date.

(7) Includes (i) 99,333 shares of common stock held by Ms. Masters, and (ii) 29,778 shares issuable upon the vesting of RSUs within 60 days of the Beneficial Ownership Date.

(8) Includes (i) 99,333 shares of common stock held by Mr. Kumar, and (ii) 29,778 shares issuable upon the vesting of RSUs within 60 days of the Beneficial Ownership Date.

(9) Includes (i) 14,706 shares of common stock held by Mr. Leupold, (ii) 62,458 stock options exercisable within 60 days of the Beneficial Ownership Date, and (iii) 7,353 shares issuable upon the vesting of RSUs within 60 days of the Beneficial Ownership Date.

(10) Includes (i) 10,101 shares of common stock held by Mr. Leibowitz, and (ii) 10,638 shares issuable upon the vesting of RSUs within 60 days of the Beneficial Ownership Date.

(11) Includes (i) 1,833,737 shares of common stock held by Mr. Lee (certain of which are shares of underlying early exercised stock options that remain subject to the Company's repurchase right), (ii) 7,307 warrants to purchase common stock exercisable within 60 days of the Beneficial Ownership Date, and (iii) 63,183 shares issuable upon the vesting of RSUs within 60 days of the Beneficial Ownership Date.

(12) Includes (i) 448,016 shares of common stock held by Ms. Phillips, (ii) 1,314 warrants to purchase common stock exercisable within 60 days of the Beneficial Ownership Date, (iii) 977,607 stock options exercisable within 60 days of the Beneficial Ownership Date, and (iv) 44,342 shares issuable upon the vesting of RSUs within 60 days of the Beneficial Ownership Date.

EQUITY COMPENSATION PLAN INFORMATION

The following chart sets forth certain information as of December 31, 2023, with respect to our equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights ($) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column) (3)(4)
Equity compensation plans approved by stockholders (1)	7,813,366	$2.06	7,850,278

(1) Includes our 2018 Plan, 2022 Plan, and our 2022 Employee Stock Purchase Plan (the “2022 ESPP”). The 2018 Plan was terminated in March 2022 in connection with the closing of our Business Combination and the adoption of the 2022 Plan. As such, we no longer grant awards under the 2018 Plan; however, all outstanding awards under the 2018 Plan remain subject to the terms of the 2018 Plan. To the extent outstanding options granted under the 2018 Plan are cancelled, forfeited, or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2018 Plan following the closing of our Business Combination, the number of shares registered hereby underlying such awards will be available for future awards under the 2022 Plan.

(2) RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(3) The number of shares of common stock reserved for issuance under the 2022 Plan will automatically increase annually on the first day of each calendar year (beginning on January 1, 2023) by an amount equal to 3% of the number of shares of common stock outstanding on December 31 of the immediately preceding calendar year, or such lesser amount as determined by our Board.

(4) The 2022 ESPP provides that an additional number of shares of common stock will automatically be added to the shares authorized for issuance under the 2022 ESPP on January 1 of each year (beginning on January 1, 2023). The number of shares added each year will be equal to the lesser of (i) 1% of the outstanding shares of common stock on the immediately preceding December 31, (ii) 4,072,000 shares of common stock, or (iii) such lesser amount as determined by our Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm’s Fees

The following table presents fees for professional services rendered by Ernst & Young LLP for the integrated audit of the Company’s annual financial statements and internal control over financial reporting and fees billed for other services rendered by Ernst & Young LLP:

	2023	2022
Audit Fees	$1,435,000	$1,455,000
Audit-Related Fees	$25,000	$30,000
All Other Fees	$—	$—
Total	$1,460,000	$1,485,000

In the above table, and in accordance with SEC definitions and rules: 1) “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements, review of unaudited interim consolidated financial statements, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; 2) “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; and 3) “all other fees” are fees for any services not included in the first two categories.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.

All services were pre-approved by our Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related, and tax services specifically described by the Audit Committee and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised solely of independent directors (as defined by the NYSE Listing Standards) and met nine times in 2023. Our Audit Committee operates under a written charter, which is posted on our website at https://ir.forgeglobal.com/governance/governance-documents.

As provided in its charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and on the Company’s internal control over financial reporting. The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited financial statements for fiscal year 2023 and Ernst & Young LLP’s evaluation of the Company’s internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee:

•Reviewed and discussed the audited financial statements for fiscal year 2023 with our management.

•Discussed with our independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

•Received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report.

Respectfully submitted by:

Kimberley Vogel (Chair)
Ashwin Kumar
Eric Leupold

The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

Availability of our Governance Documents

Copies of our certificate of incorporation, bylaws, Code of Conduct, Corporate Governance Guidelines, and Board committee charters are posted on and may be obtained through our website at https://ir.forgeglobal.com/governance/governance-documents/. You may also contact us in writing for physical copies at Forge Global Holdings, Inc., 4 Embarcadero Center, Floor 15, San Francisco, CA 94111, Attention: Corporate Secretary. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC, and to furnish copies of such reports to the Company. All such reports may be accessed electronically by means of the SEC’s website at www.sec.gov, as well as at our website at https://ir.forgeglobal.com/financials/sec-filings. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Based solely on our review of the reports provided to us and on representations received from our directors and executive officers, we believe that all of our directors, executive officers, and persons who beneficially own more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2023, other than the following due to administrative error: 1) one Form 3 filing to report initial ownership for each of Catherine Dondzila, Debra Chrapaty, Drew Sievers, and Jennifer Phillips, 2) two Form 4 filings for Kelly Rodriques, 3) one Form 4 filing for Mark Lee, 4) one Form 4 filing for Johnathan Short, 5) two Form 4 filings for Ms. Phillips, 6) one Form 4 filing for Mr. Sievers, and 7) two Form 4 filings for Ms. Chrapaty.

Where to Find Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly, and current reports and other information with the SEC. All such reports and information may be accessed electronically by means of the SEC’s website at www.sec.gov, as well as at our website at https://ir.forgeglobal.com/financials/sec-filings. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also contact us in writing for physical copies at Forge Global Holdings, Inc., 4 Embarcadero Center, Floor 15, San Francisco, CA 94111, Attention: Corporate Secretary.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FRGE2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V50135-P12657

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORGE GLOBAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect the following Class II Directors nominated by our Board of Directors and named in the proxy statement for three year terms.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Asiff Hirji
02) Eric Leupold
03) Larry Leibowitz

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V50136-P12857

FORGE GLOBAL HOLDINGS, INC.
Annual Meeting of Stockholders
June 12, 2024 8:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Kelly Rodriques, Mark Lee, and Johnathan Short, or each of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FORGE GLOBAL HOLDINGS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Pacific Time on June 12, 2024 virtually at www.virtualshareholdermeeting.com/FRGE2024, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made but the card is signed, this proxy will be voted FOR the election of all nominees under Proposal 1, FOR Proposals 2 and 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side